                                                                   EXHIBIT 10.39



                 ASSIGNMENT OF LEASE AND CONSENT TO ASSIGNMENT

        This Assignment of Lease and Consent to Assignment is entered into this 11th day of October, 1996 between Roy M. Smith and W. M. Bevly d/b/a Padre Staples Mall ("Landlord") and Pepe, Inc. d/b/a Casa Ole Restaurant and Cantina ("Tenant/Assignor") and Jack Goodwin ("Guarantor") and Casa Ole No. 29 Incorporated ("Assignee").

        WHEREAS, Landlord and Rainbolt, Inc. d/b/a Casa Ole entered into a Lease Agreement ("the Lease Agreement") for Space Number 1184 at Padre Staples Mall, Corpus Christi, Nueces County, Texas dated March 23, 1988, which
Lease Agreement was subsequently assigned to Pepe, Inc. on September 8, 1993 and remains in full force and effect.

        WHEREAS, Tenant/Assignor desires to assign the Lease Agreement to Assignee and requests Landlord's consent to the assignment.

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

(1) ASSIGNMENT. Assignor does hereby assign and transfer to Assignee all of its right, title and interest as Tenant pursuant to the terms and conditions of the Lease Agreement as of the effective date hereof.

(2) ASSUMPTION. In consideration of the foregoing assignment, Assignee hereby assumes and agrees to be bound by and perform all covenants, conditions, obligations and duties of the Lease Agreement on Tenant's part to be performed, accruing from and after the effective date hereof.

(3) LANDLORD'S CONSENT. Landlord hereby consents to the assignment, subject to the following terms and conditions:

        (a) Tenant shall not be in violation or default of any provision of the Lease Agreement prior to the effective date of this Assignment of Lease.

        (b) Landlord's consent shall not constitute its consent to any further assignment.

        (c) Landlord's execution hereof shall not be deemed to be effective until Assignor and Assignee have both executed and returned this original Assignment of Lease and Consent to Assignment to Landlord and the accompanying Exhibit "E" Guaranty has been executed and returned by the guarantor, Casa Ole Restaurants, Inc.

        (d) Landlord's consent is conditional upon Assignee accepting and honoring the Lease Agreement as written.

        (e) Tenant reimburses Landlord for administrative and attorney fees incurred as a result of this Assignment of Lease in the amount of $500.00.

(4) CONTINUING LIABILITY. Notwithstanding the foregoing, nothing contained herein shall be construed as a release of Assignor or any guarantor, nor is Landlord's consent to the assignment a release of Assignor or any guarantor as to any of the terms, conditions and obligations of the Lease Agreement which have accrued or may accrue in the future.

(5)     LEASE AMENDMENT.        (a) Landlord and Assignee agree that Article 9.
        Additional Construction of the Lease Agreement is hereby amended by adding the following provision.

        "In the event of an expansion of the Shopping Center or construction or the addition of a new department store, Landlord and Tenant agree that Landlord shall have the right to relocate Tenant to a new space within the Shopping Center, provided that Landlord gives Tenant no less than six (6) months prior written notice of such intent to relocate.

        Landlord agrees to relocate Tenant to a space resulting from the combining of Spaces 1370, 1374 and 1378 into one new "relocation space" or such other space as may be mutually agreeable between the parties. Further, Landlord agrees to reimburse Tenant for fifty percent (50%) of Tenant's construction costs (not to exceed a total construction cost of One Hundred Thousand and 00/100 Dollars ($100,000.00) at the new location. All construction reimbursement payments by Landlord to Tenant shall be made as credits against Tenant's monthly installments of Minimum Annual Rent and Percentage Rent. In the event the Tenant elects not to relocate, Tenant shall have the right to terminate this Lease by giving Landlord thirty (30) days prior written notice of its election to terminate.

                Notwithstanding the foregoing to the contrary, Landlord may elect to terminate its right to relocate Tenant by giving Tenant written notice of such election and this relocation provision shall henceforth be null and void and of no further effect."

        (b) Landlord and Assignee further agree that the Lease Agreement is hereby amended by adding Exhibit "E" Guaranty to the Lease Agreement, a true and correct copy of which is attached hereto and incorporated by reference for all purposes.

(6) EFFECTIVE DATE. This assignment is effective at 12:01 o'clock a.m., C.S.T., on the 14th day of October, 1996.



                                        PADRE STAPLES MALL



                                        /s/ ROY M. SMITH
                                        -----------------------------
                                        Roy M. Smith


                                        /s/ W.M. BEVLY by Permission
                                        -----------------------------
                                        W.M. Bevly

                                        "LANDLORD"

                                        PEPE, INC. D/B/A CASA OLE
                                        RESTAURANT AND CANTINA

                                        By:    /s/ JOSE A. TORRES
                                               ---------------------
                                        Name:  Jose A. Torres
                                               ---------------------
                                        Title: President PEPE, INC.
                                               ---------------------

                                        "TENANT/ASSIGNOR"

                                        JACK GOODWIN


                                        /s/ JACK R. GOODWIN
                                        ----------------------------
                                        "GUARANTOR"

                                        CASA OLE NO. 29 INCORPORATED



                                        By: /s/ PATRICK A. MORRIS
                                           -------------------------
                                        Name: Patrick A. Morris
                                              ----------------------
                                        Title: President
                                               ---------------------

                                        "ASSIGNEE"

                                        CASA OLE RESTAURANTS, INC.



                                        By: /s/ STACY M. RIFFE
                                            ------------------------
                                        Name: Stacy M. Riffe
                                              ----------------------
                                        Title: Vice President
                                               ---------------------

                                        "GUARANTOR"

STATE OF TEXAS          )

COUNTY OF NUECES        )

        BEFORE ME, the undersigned, a Notary Public in and for said county and state, on this day personally appeared Roy M. Smith and W.M. Bevly, owners of Padre Staples Mall, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purposes and consideration therein expressed.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of October, 1996.

[SEAL]
GABRIELA GEHLMAN                        /s/ GABRIELA GEHLMAN
Notary Public                           ------------------------------
STATE OF TEXAS                          Notary Public, State of Texas
My Comm. Exp. July 21 1999
                                        Print Name: Gabriela Gehlman
                                                    ------------------

                                        My Commission Expires: 7-21-99
                                                               -------



STATE OF TEXAS          )

COUNTY OF NUECES        )



        BEFORE ME, the undersigned, a Notary Public in and for said county and state, on this day personally appeared Jose A. Torres, President of Pepe, Inc. d/b/a Casa Ole Restaurant and Cantina, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 10th day of October,
1996.



[SEAL]
GABRIELA GEHLMAN                /s/ GABRIELA GEHLMAN
Notary Public                   ------------------------------
STATE OF TEXAS                  Notary Public, State of Texas
My Comm. Exp. July 21 1999
                                Print Name: Gabriela Gehlman
                                           -------------------

                                My Commission Expires: 7-21-99
                                                       -------

STATE OF TEXAS          )

COUNTY OF NUECES        )

        BEFORE ME, the undersigned, a Notary Public in and for said county and state, on this day personally appeared Jack Goodwin, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this 11th day of October, 1996.

[SEAL]
KELLEY LANDINI                          /s/ KELLEY LANDINI
Notary Public                           ------------------------------
STATE OF TEXAS                          Notary Public, State of Texas
My Comm. Exp. Nov. 26, 1998
                                        Print Name: Kelley Landini
                                                    ------------------

                                        My Commission Expires: 11-26-98
                                                               -------



STATE OF TEXAS          )

COUNTY OF NUECES        )



        BEFORE ME, the undersigned, a Notary Public in and for said county and state, on this day personally appeared Patricia A. Morris, President of Casa Ole No. 29 Incorporated, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 10th day of October,
1996.



[SEAL]
GABRIELA GEHLMAN                /s/ GABRIELA GEHLMAN
Notary Public                   ------------------------------
STATE OF TEXAS                  Notary Public, State of Texas
My Comm. Exp. July 21 1999
                                Print Name: Gabriela Gehlman
                                           -------------------
                                My Commission Expires: 7-21-99
                                                       -------

STATE OF TEXAS          )

COUNTY OF NUECES        )

        BEFORE ME, the undersigned, a Notary Public in and for said county and state, on this day personally appeared Stacy M. Riffe, Vice President of Casa Ole Restaurants, Inc., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 10th day of October,
1996.




[SEAL]
GABRIELA GEHLMAN                /s/ GABRIELA GEHLMAN
Notary Public                   ------------------------------
STATE OF TEXAS                  Notary Public, State of Texas
My Comm. Exp. July 21 1999
                                Print Name: Gabriela Gehlman
                                           -------------------
                                My Commission Expires: 7-21-99
                                                       -------

                 ASSIGNMENT OF LEASE AND CONSENT TO ASSIGNMENT



        This Assignment of Lease and Consent to Assignment is entered into this 8 day of September, 1993, between Roy M. Smith and W.M. Bevly d/b/a Padre Staples Mall ("Landlord"), Rainbolt, Inc. d/b/a Casa Ole ("Tenant/Assignor") and Pepe, Inc. d/b/a Casa Ole Restaurant and Cantina ("Assignee").

                                   WITNESSETH

WHEREAS, Landlord and Assignor are parties to that certain Lease dated March 23, 1988, between Roy M. Smith and W.M. Bevly, d/b/a Padres Staples Mall and Rainbolt, Inc. d/b/a Casa Ole and that certain Lease Assignment and Consent to Assignment dated May 1, 1988, between Roy W. Smith and W.M. Bevly, d/b/a Padre Staples Mall ("Landlord"), Rainbolt Inc. ("Assignor"), Jack Goodwin ("Guarantor") and Modern Restaurant Concepts, Inc. ("Assignee"), and all amendments and extensions thereto, if any, ("the Lease") for the premises containing approximately 3,919 square feet of space located at Padre Staples Mall, Corpus Christi, Texas, said premises being more fully described in the Lease (the "Premises") and;

WHEREAS, Assignor and Assignee desire to assign to Assignee all Assignor's right, title and interest in and to the Premises (the "Assignment"); and

WHEREAS, Assignor and Assignee desire to obtain Landlord's consent to said Assignment as set forth in this Agreement,

NOW THEREFORE, in consideration of the Premises and of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1. ASSIGNMENT Assignor hereby assigns, conveys, grants and transfers to Assignee all of its right, title and interest as Tenant in the Lease.

        2. CONSENT TO ASSIGNMENT Landlord hereby agrees and consents to the Assignment referenced herein and accepts Assignee as the Tenant under the Lease with all of the rights, privileges and obligations incident thereto subject to the provisions of paragraph 4 hereof.

        3. ASSUMPTION Assignee agrees that from and after the effective date of the Assignment it will faithfully perform, discharge and fulfill all of assignor's obligations and duties as the Tenant under the Lease. Assignee acknowledges that it has inspected the Premises and hereby agrees to accept the Premises in its "as is" condition.

        4. CONTINUING LIABILITY Landlord's consent to the Assignment is granted subject to Assignor and Guarantor remaining fully liable under the Lease and Assignor and Guarantor hereby acknowledge the continuing liability of Assignor and Guarantor to Landlord under the Lease.

IN WITNESS WHERE, the parties have set their hands the day and year first written above.

                                     LANDLORD


                                     /s/ ROY M. SMITH
                                     -------------------------------------
                                     Roy M. Smith d/b/a Padre Staples Mall


                                     /s/ W.M. BEVLY
                                     -------------------------------------
                                     W.M. Bevly d/b/a Padre Staples Mall


                                      ASSIGNOR


                                      /s/ JACK R. GOODWIN
                                      ------------------------------------
                                      Jack R. Goodwin
                                      Modern Restaurant Concepts, Inc.


                                      ASSIGNEE


                                      /s/ JOSE A. TORRES
                                      ------------------------------------
                                      Jose Torres, President
                                      Pepe, Inc.

STATE OF TEXAS

COUNTY OF NUECES

        BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared ROY M. SMITH and W.M. BEVLY, owners of PADRE STAPLES MALL, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 8 day of September, 1993.

                                        /s/ STEFANIE DELMASTRO
                                        ------------------------------
                                        NOTARY PUBLIC IN AND FOR THE
                                        STATE OF TEXAS


                                        ------------------------------
                                        TYPED OR PRINTED NAME


                                        [SEAL]
                                        STEPHANIE DELMASTRO
                                        MY COMMISSION EXPIRES
MY COMMISSION EXPIRES:                  June 30, 1996

----------------------

STATE OF
        --------------
COUNTY OF
         -------------

        Before me, the undersigned authority, a Notary Public in and for said County and State, personally appeared Jack R. Goodwin, the President of Modern Restaurant Concepts Inc., a _______ corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknow-ledged to me that (s)he executed the same as the act and deed of said corpora-tion, and in the capacity therein stated.

        WITNESS MY HAND AND SEAL this 30th day of August, 1993.



                                /s/ SYLVIA HARTLEY
                                ------------------------------
                                NOTARY PUBLIC IN AND FOR THE
                                STATE OF TEXAS


                                Sylvia Hartley
                                ------------------------------
                                TYPED OR PRINTED NAME

MY COMMISSION EXPIRES:
      9-15-95
---------------------

STATE OF TEXAS

COUNTY OF VICTORIA

        Before me, the undersigned authority, a Notary Public in and for said County and State, personally appeared Jose A. Torres, who acknowledged that (s)he executed the foregoing instrument as his/her act and deed.

        WITNESS MY HAND AND SEAL this 30th day of August, 1993.



                                /s/ SYLVIA HARTLEY
                                ------------------------------
                                NOTARY PUBLIC IN AND FOR THE
                                STATE OF TEXAS


                                Sylvia Hartley
                                ------------------------------
                                TYPED OR PRINTED NAME

My COMMISSION EXPIRES:
      9-15-95
---------------------

                                    PADRE
                                   STAPLES
                                    MALL
                                    LEASE
                                  AGREEMENT

                                    INDEX

      ARTICLE                                                                                      PAGE
      -------                                                                                      ----
          1     Leased Premises Term and Use  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          2     Exhibits and Original Construction. . . . . . . . . . . . . . . . . . . . . . . .   2
          3     Date on Which Rent Begins . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          4     Rental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          5     Definition of Net Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          6     Records and Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          7     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          8     Subordination and Attornment  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          9     Additional Construction.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         10     Condition of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         11     Repairs and Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         12     Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         13     Fixtures and Personal Property      . . . . . . . . . . . . . . . . . . . . . . .   6
         14     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         15     Laws and Ordinances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         16     Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         17     Joint Use Areas   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         18     Damage to Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         19     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         20     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         21     Assignment, Subletting and Ownership . . .  . . . . . . . . . . . . . . . . . . .  11
         22     Access to Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         23     Defaults by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         24     Surrender of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         25     Tenant's Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         26     Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         27     Eminent Domain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         28     Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         29     Sales of Premises by Landlord   . . . . . . . . . . . . . . . . . . . . . . . . .  16
         30     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         31     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         32     Successors and Assigns    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         33     Representations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         34     Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         35     Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         36     Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         37     Marketing Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         38     Covenant of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         39     Waiver of Redemption      . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         40     Tenant's Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         41     Lease Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         42     Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         43     Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         44     Broker's Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         45     Limitations on Landlord's Liability . . . . . . . . . . . . . . . . . . . . . . .  18
         46     Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         47     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                 THIS LEASE made and entered into this 23 day of March, 1988 hereinafter referred to as the "date hereof" by and between ROY M. SMITH and W. M. BEVLY, d/b/a PADRE STAPLES MALL with its principal office at 5488 Padre Staples Mall, Corpus Christi, Texas 78411 (hereinafter called "Landlord") and RAINBOLT, INC. d/b/a Casa Ole (hereinafter called "Tenant")

                                  WITNESSETH:

                  LANDLORD and TENANT hereby agree as follows:

                 Landlord, for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by both parties, does hereby demise and lease to Tenant (for the term hereinafter stipulated) the premises (hereinafter called the "leased premises") being that portion of a building, shown hatched and dimensioned on the plan attached hereto and made a part hereof as "EXHIBIT A" to be located in the Padre Staples Mall (hereinafter called the "Shopping Center") in the City of Corpus Christi, County of Nueces, State of Texas, as shown on the site plan attached hereto and made a part hereof as "EXHIBIT B."

                                   ARTICLE 1
                                Leased Premises,
                                  Term and Use

                 (a) LEASED PREMISES: An area consisting of approximately 3,919 square feet with a front width of approximately 39 feet, 11 inches and a depth of approximately 86 feet, (SPACE NO. 1184) measured to the center line of all walls, common to other tenant premises, to the exterior faces of all other walls, and to be the building line or common Enclosed Mall plane where there is no wall. If the Leased Premises is to be newly constructed and is not a previously completed room, the Landlord may confirm the measurements thereof upon completion, and upon notice to Tenant, the floor area stated in such notice shall be deemed to be the floor area of the Leased Premises for all purposes of this Lease unless, within ten
                 (10) days after receipt of notice, Tenant notifies Landlord that Tenant believes Landlord's measurement to be inaccurate, in which event the Landlord shall cause its architect or engineer to make such measurement and certify the same to the parties. The floor area so certified (which may not exceed the floor area set forth above by more than ten percent (10%)) shall be accepted by the parties and the Minimum Annual Rental and other charges based on floor area shall be proportionately adjusted.

                 (b) TERM: The term of this lease shall commence upon the date hereof and shall end upon the January 1st next following the 15th anniversary of the date upon which rental is determined to commence under the provisions of ARTICLE 3 hereof, unless such date upon which rental shall be determined to commence shall be January 1st, in which event the term hereof shall end upon the 15th anniversary of such date of commencement.

                 (c) USE: The leased premises shall be used and occupied only for the purpose of: The retail sale of Mexican specialty dishes, fajitas, enchiladas, tacos, nachos, chile rellenos, chicken fried steak, chicken nuggets, Mexican seafood specialties, self-service lunch & dinner buffet, Incidental to Tenant's Mexican food business, Tenant shall be entitled to sell mixed drinks, beer and wine (l) and for no other purpose whatsoever.

                 (d) TENANT TRADE NAME:  CASA OLE

                 (e) TENANT NOTICE ADDRESS(es):

                          (i)  Legal Address for Notice:
                               391 Victoria Mall
                               Victoria, Texas 77904

                          (ii) Billing Address (if different from above):
                               SAME AS ABOVE



(1) provided Tenant first obtains at its sole cost and expense all necessary local and government permits.

                                   ARTICLE 2
                      Exhibits and Original Construction


(a) The exhibits listed below and attached to this lease are incorporated herein by this reference:

    EXHIBIT "A" Location of the Leased Premises within the Enclosed Mall.

    EXHIBIT "B" Site Plan of Shopping Center.

    EXHIBIT "C" Schedule for Tenant Improvements
                Description of Landlord Work and Tenant Work.

    EXHIBIT "D" Tenant Sign Criteria.

(b) The construction of the Shopping Center has as of the date of execution of this lease been completed. Notwithstanding Exhibits A, B, C or D or anything else in this lease, Landlord reserves the right to change or modify and add to or subtract from the size and dimensions of the Shopping Center or any part thereof, the number, location and dimensions of buildings and stores, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenant spaces and kiosks which may be erected in or fronting on any mall or otherwise, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of joint use areas, and to design and decorate any portion of the Shopping Center as it desires, but the general character of the Shopping Center and the size and the approximate location of the tenant premises in relation to the major department stores and the main entrances to the Enclosed Mall shall not be substantially changed.



(d) Landlord agrees, at Landlord's expense, to perform Landlord's Work in the construction of the leased premises substantially in accordance with the outline specifications entitled "Schedule for Tenant Improvements, Description of Landlord Work and Tenant Work" attached hereto and made a part hereof as "EXHIBIT C." All work on the leased premises other than that to be so performed by Landlord is to be done by Tenant, at Tenant's expense (hereinafter called "Tenant's Work"). Tenant's Work shall include, but not be limited to, those items listed in Exhibits C and D.


Tenant agrees to commence work in accordance with Exhibit C hereof, to proceed diligently and to complete the work in strict accordance with Exhibit C hereof (including the installation of all store and trade fixtures, equipment, stock and inventory).



NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, OTHER THAN
ARTICLE 43 HEREOF, TENANT IS REQUIRED TO OPEN THE LEASED PREMISES FOR BUSINESS TO THE PUBLIC ON OR BEFORE AUGUST 1, 1988. UNLESS REQUESTED TO DELAY SUCH AN OPENING PURSUANT TO ARTICLE 3(b).

Landlord's ability to perform Landlord's obligations hereunder is dependent upon prompt receipt of Tenant's plans.

In the event Tenant shall not have commenced Tenant's Work during the time period specified herein, Landlord shall have the right and option to cancel and terminate this lease by so notifying Tenant in writing, in which event Tenant agrees to pay to Landlord, as liquidated damages, the cost of any work done by Landlord for Tenant's account (on the basis of the actual cost plus twenty percent (20%) for overhead and supervision), including, but not limited to, sprinkler and electrical work, plumbing, concrete floor slabs, and cooled air equipment and facilities, if any. In the event Tenant shall not have completed Tenant's Work and shall not have opened its store for business as provided herein (subject to the provisions of ARTICLE 3 hereof), then Tenant's rental shall nevertheless commence on the date on which tenant should have opened for business in accordance with the schedule contained herein at the rate of one-fifteenth (1/15th) of the monthly amount of Tenant's Minimum Annual
Rental payments per day until Tenant shall open for business.

(e) Landlord agrees, at Landlord's expense, to obtain and maintain public liability insurance and Workmen's Compensation insurance adequate to fully protect Tenant as well as Landlord from and against any and all liability for death of or injury to person or damage to property caused in or about, or by reason of, the construction of Landlord's Work. Tenant agrees, at Tenant's expense, to obtain and maintain public liability insurance and Workmen's Compensation insurance adequate to fully protect Landlord as well as Tenant from and against any and all liability for death of or injury to person or damage to property caused in or about, or by reason of, the construction of Tenant's Work.

(f) In the event Landlord's Work and Tenant's Work shall progress simultaneously, Landlord shall not be liable for any injury to person or damage to property of Tenant, or of Tenant's employees, licensees or invitees, from any cause whatsoever occurring upon or about the leased premises, and Tenant shall and will indemnify and save Landlord harmless from any and all liability and claims arising out of or connected with any such injury or damage.

(g) Tenant hereby releases Landlord from any claim whatsoever for damages against Landlord for any delay in the date on which the leased premises shall be ready for delivery to Tenant.

(h) During any period of construction of the leased premises, Tenant agrees to conduct its labor relations and its relations with its employees in such a manner as to avoid all strikes, picketing and boycotts of, on, or about the leased premises and the Shopping Center. Tenant further agrees that if, during the period of construction of the leased premises, any of its employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant or its employees, or any of them, on or about the leased premises or the Shopping Center, Tenant shall immediately close the leased premises and remove all employees therefrom until the dispute giving rise to such strike, picket line, boycott or objectionable activity has been settled to Landlord's satisfaction

                                   ARTICLE 3
                           Date on Which Rent Begins

(a) The Minimum Annual Rental, and additional rentals and charges, shall begin to accrue on the earlier of the following dates: (August 1, 1988)

         (i) the date which is set forth in ARTICLE 2(d) as the date on which Tenant is required to open for business

                                       OR

         (ii) The date on which Tenant shall open the leased premises for business to the public.

                                   ARTICLE 4
                                     Rental

Tenant agrees to pay as rental for the use and occupancy of the leased premises, at the times and in the manner hereinafter provided, the following sums of money:

(a) MINIMUM ANNUAL RENTAL: Tenant, in consideration of said demise, does hereby covenant and agree with Landlord to pay to Landlord, without deduction or set-off of any kind, the sum of [SEE ADDENDA] DOLLARS ($SEE ADDENDA) per annum as minimum annual rental (the "Minimum Annual Rental") for said leased premises. The Minimum Annual Rental shall be payable in twelve (12) equal monthly installments, in advance, without notice or invoice from Landlord, upon the first day of each and every month during the term hereof, commencing upon the date on which rental is determined to commence under the provisions of
ARTICLE 3 hereof and ending upon the termination date of this lease. In the event such rental shall be determined under the provisions of ARTICLE 3 hereof to commence on a day other than the first day of a month, then the Minimum Annual Rental for the period from such commencement date until the first day of the month next following shall be prorated accordingly. All past due rentals, additional rentals, and/or other sums due to Landlord under the terms of this lease shall bear interest at the rate of 18%, from the due date thereof until paid by Tenant. All rentals in this lease provided (those hereinafter stipulated as well as Minimum Annual Rental) shall be paid or mailed to:

                          ROY M. SMITH and W. M. BEVLY
                            d/b/a PADRE STAPLES MALL
                            5488 PADRE STAPLES MALL
                          CORPUS CHRISTI, TEXAS 78411

or to such other payee or address as Landlord may designate, in writing, to Tenant.

Notwithstanding anything to the contrary contained in this lease, in order to cover the extra expense involved in handling delinquent payments, Tenant, at Landlord's sole option, shall pay a "late charge" of $200.00 when any installment of rent (basic percentage or other, as may be considered additional rental under this lease) is received at the address listed above more than five
(5) days after. It is hereby understood that this amount is charged as additional rent, and not as penalty or interest, for the purpose of defraying Landlord's expenses incident to the processing of such overdue payments.

(c) PERCENTAGE RENTAL: In addition to the Minimum Annual Rental, Tenant agrees to pay the Landlord, in the manner and upon the conditions and at the times hereinafter set forth, during and for each calendar year of the term hereof and as "percentage rental" hereunder an amount equal to six percent (6%) of all "net sales" (as defined in ARTICLE 5 hereof) in excess of SEE ADDENDA DOLLARS ($ SEE ADDENDA) (prorated for the proportionate part, if any, of (i) the first calendar year of the term hereof commencing on the date upon which rental shall commence under ARTICLE 3 hereof and ending on the next following December 31; or (ii) any year during which rental payments are terminated as a result of a casualty or condemnation as expressly provided for in this lease) made by Tenant in the leased premises during any calendar year of the term hereof. Said percentage rental shall be first paid for the month in which the aggregate net sales for such calendar year shall first have exceeded SEE ADDENDA DOLLARS ($ SEE ADDEND) and thereafter shall be paid monthly on all additional net sales made during the remainder of such calendar year (or partial year, as the case may be), such payments to be made not later than the fifteenth (15th) day of the next following month.

                                   ARTICLE 5
                            Definition of Net Sales

The term "net sales" as used in this lease shall mean and include (as of the date of the transaction) The sale price of all merchandise sold (including gift and merchandise certificates) and charges for all services and all other receipts from the business performed by Tenant or any person, firm or corporation selling merchandise or services in, upon or from any part of the leased premises, whether such amounts shall be for cash, charge accounts or credit cards, paid or unpaid, collected or uncollected. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, irrespective of whether or when Tenant receives payment therefor. The term "net sales" shall also mean and include gross sales from vending machines, (except telephone and postage stamp); mail or telephone orders received or filled at the leased premises; all deposits not refunded to purchasers; orders taken, although such orders may be filled elsewhere; insurance proceeds realized for loss of sales, profits, or business; but deducting or excluding, as the case may be, the following: (a) refunds and allowances to customers made upon transactions included within net sales, but not exceeding the selling price of the merchandise returned by the purchaser and accepted by Tenant; (b) the amount of all sales, use, excise, retailer's occupation or similar taxes imposed in a specific amount, or percentage upon, or determined by the amount of retail sales made at the leased premises to the extent that such taxes were added to or absorbed within the sale price of the merchandise sold and paid directly to the taxing authority by Tenant; (c) interest, service, finance or sales carrying charges paid by customers for extension of credit on sales and where not included in the merchandise sales price; (d) returns to shippers and manufacturers; (e) the amount of sales, not in the ordinary course of Tenant's business, of fixtures, machinery or equipment which Tenant has the right to remove from the leased premises after use thereof in the conduct of the Tenant's business in the leased premises; and
(f) the value of any exchange or transfer of merchandise between stores of Tenant where such exchange or transfer is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at, or from the leased premises. No deduction shall be allowed for uncollected or uncollectible credit amounts, and no deduction shall be allowed for trade-ins.

                                   ARTICLE 6
                               Records and Audits

Tenant agrees to record all sales in accordance with generally accepted accounting principles, which records, together with all sales and income tax reports, shall be preserved by Tenant for three (3) years, either (a) at the leased premises or (b) at the home or regional offices of Tenant and made available to Landlord at the leased premises or such offices upon demand.
Tenant agrees to deliver to Landlord a statement of each month's sales on or before the fifteenth (15th) day of the following month and, by January 30th of each year of the term of this lease, a statement, certified by a Certified Public Accountant or a financial officer, owner or partner of Tenant satisfactory to Landlord of the net sales made during the preceding calendar year. Landlord shall be entitled at Landlord's expense, to have a reaudit of the net sales made during the period covered by such audit and account either by Landlord or an auditor designated by Landlord, and to recalculate the rentals payable for such period. If it shall be determined as a result of such reaudit or such certified statement that there has been a deficiency in the payment of percentage or additional rentals, then such deficiency shall become immediately due and payable with interest at the maximum legal rate, from the date when said payments should have been made. In addition, if net sales have been understated by more than two percent (2%) and Landlord is entitled to an increase in percentage or additional rental as a result of such understatement, then Tenant shall pay all costs of such reaudit, including a $500 administrative charge. In the event Tenant shall be delinquent in furnishing to Landlord any monthly sales statement or statements required hereunder, then Landlord shall have the right, without notice, to conduct such reaudit as provided by this
ARTICLE 6 and any and all charges occasioned by reason thereof shall be the sole obligation of Tenant, which obligation shall be deemed an item of additional rent. If net sales are determined to have been understated by more than five (5%), Landlord may elect to terminate this lease by notice to Tenant given within six (6) months after receipt of such statement and this lease shall terminate and be null and void sixty (60) days after delivery of such notice.

                                   ARTICLE 7
                                     Taxes

In addition to the Minimum Annual Rental provided for in ARTICLE 4(a) hereof, Tenant agrees to pay to Landlord additional rent as follows:

(a) Tenant shall pay its proportionate share of all real property taxes and assessments which may be levied or assessed against the Shopping Center by any lawful authority for each calendar year commencing on the date on which rental shall be determined to commence under ARTICLE 3 hereof, excluding taxes or assessments levied or assessed against land and/or buildings owned or leased by department stores which may be located in the Shopping Center Tenant's proportionate share shall be equal to the product obtained by multiplying such taxes and assessments, and Landlord's expenses in obtaining or attempting to obtain any refund or reduction thereof, by a fraction, the numerator of which shall be the number of square feet of floor area in the leased premises and the denominator of which shall be the total number of square feet of leased floor area in the Shopping Center, excluding the floor area contained in the department store buildings. Should the State of Texas or any political subdivision thereof or any governmental authority having jurisdiction thereover, impose a tax and/or assessment (other than a net income or franchise tax) upon or against the rental payable to Landlord in respect of the Shopping Center, either by way of substitution for the taxes and assessments levied or assessed against such land and such buildings, or in addition thereto, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against such land and such buildings for the purpose of this ARTICLE 7.

(b) Tenant's proportionate share of all real property taxes and assessments during the term hereof shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord, provided, that in the event Landlord is required under a mortgage covering the Shopping Center to escrow real estate taxes, Landlord may, but shall not be obligated to, use the amount required to be escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder. Upon receipt of all tax bills and assessment bills attributed to any calendar year during the term hereof Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the taxes and assessments for such year. If the total amount paid by Tenant under this
ARTICLE 7 for any calendar year during the term of this lease shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to

Landlord the deficiency within ten (10) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such amount due from Tenant for such calendar year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due under this ARTICLE 7. For the calendar years in which this lease commences or terminates, the provisions of this ARTICLE 7 shall apply and Tenant's liability for its proportionate share of any taxes and assessments for any such year shall be subject to a prorata adjustment based on the number of days of any such year during which the term of this lease is in effect. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments levied or assessed against the property to which such bill relates. Prior to or at the commencement of the term of this lease and from time to time thereafter throughout the term hereof, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Landlord's and Tenant's obligations under this ARTICLE 7 shall survive the expiration of the term of this lease. No taxes, assessments, fees or charges referred to in this paragraph shall be considered as taxes under the provisions of ARTICLE 13 hereof.

                                   ARTICLE 8
                          Subordination and Attornment

(a) Upon written request of Landlord, or any mortgagee or beneficiary of Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any first mortgage or deed of trust now or hereafter in force against the land and building of which the leased premises are a part, and upon any building hereafter placed upon the land of which the leased premises are a part and to all advances made or hereafter to be made upon the security thereof; provided, however, that the first mortgagee or trustee named in said first mortgage or trust deed shall agree that Tenant's peaceable possession of the leased premises will not be disturbed on account thereof, as long as no default exists under this lease by Tenant.

(b) In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the leased premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale pursuant thereto and recognize such purchaser as the Landlord under this lease, provided, however, that said Purchaser shall agree that Tenant's peaceable possession of the leased premises will not be disturbed on account thereof, as long as no default exists under this Lease by Tenant.

                                   ARTICLE 9
                            Additional Construction

Landlord hereby reserves the right at any time to make alterations or additions to, and to build additional stories on, the building in which the leased premises are contained and to build adjoining the same. Landlord also reserves the right to add to and subtract land from the Shopping Center, and to construct other buildings or improvements, including elevated or double-deck parking facilities in the Shopping Center, from time to time and to make alterations or additions thereto, and to build additional stories on any such building or buildings, and to build adjoining same, however, access to and visibility of Tenant's premises shall not be impaired by virtue of such additional construction or additions.

                                   ARTICLE 10
                             Condition of Premises

Tenant's taking possession of the leased premises shall be conclusive evidence of Tenant's acceptance thereof and that the leased premises are in good order and satisfactory condition. Tenant agrees that no representations respecting the condition of the leased premises and no promises to decorate, alter, repair or improve the leased premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are contained herein or made a part hereof.

                                   ARTICLE 11
                            Repairs and Maintenance

Landlord agrees, at its expense, to keep the foundations, sprinkler mains, structural systems and masonry walls of the leased premises in good condition and repair, but Landlord shall not be liable to Tenant for any damage caused by the same being or becoming out of repair until it has had reasonable opportunity to have same repaired after being notified in writing of the need of same by Tenant. Landlord shall not be liable to Tenant for any damage to merchandise, trade fixtures, floor coverings, drywall, ceilings, lighting or personal property of Tenant in the leased premises caused by water leakage from water lines, roof leaks, sanitary sewage, storm drain, sprinkler or cooled air equipment. Tenant agrees, at Tenant's expense, to keep all other parts of the leased premises in good order and repair, and in a clean, sanitary and safe condition, including the replacement of equipment, fixtures and all plate glass, and to paint the interior and store front when necessary in order to maintain at all times a clean and sightly appearance. If Tenant refuses or neglects to make repairs and/or maintain the leased premises or any part thereof in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, such work shall be paid for by Tenant as additional rental promptly upon receipt of a bill therefor.

If any damage is caused by any act, omissions, or negligence of Tenant or Tenant's permittees, Tenant shall upon demand pay or cause its insurance carrier to pay, for any necessary repairs.

                                   ARTICLE 12
                                  Alterations

Tenant shall not make any structural alterations in any portion of the leased premises, nor any alterations in the storefront or the exterior of the leased premises, nor any interior alterations without, in each instance, first obtaining the written consent of Landlord. All alterations, additions, improvements, and Tenant's Work provided for herein, shall become, upon completion, the property of Landlord, subject to the terms of this lease.

                                   ARTICLE 13
                         Fixtures and Personal Property

Any trade fixtures, signs and other personal property of Tenant not permanently affixed to the leased premises shall remain the property of Tenant, subject to Landlord's lien for unpaid rent, and Landlord agrees that Tenant shall have the right, at any time, and from time to time, to remove any and all of it as trade fixtures, signs and other personal property which it may have stored or installed in the leased premises, including, but not limiting the same to counters, shelving, showcases, mirrors and other moveable personal property. Nothing contained in this ARTICLE 13 shall be deemed or construed to permit Tenant to remove so much of such personal property, without the immediate replacement thereof with similar personal property of comparable or better quality, as to render the leased premises unsuitable for conducting the type of business specified in ARTICLE 1(c) hereof. Tenant, at its expense, shall immediately repair any damage occasioned to the leased premises by reason of the removal of any such trade fixtures, signs, and other personal property, and upon expiration or earlier termination of this lease, shall leave the leased premises in a neat and clean condition, free of debris. All trade fixtures, signs, and other personal property installed in or attached to the leased premises by Tenant must be new when so installed or attached. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the leased premises as well as upon its trade fixtures, leasehold improvements (including, but not limited to, those Tenant is required to make in accordance with the provisions of ARTICLE 2 hereof), merchandise and other personal property in, or upon the leased premises. If any such items of property are assessed with property of Landlord, then such assessment shall be equitably divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment. Landlord shall determine the basis of so prorating any such assessments and such determination shall be binding upon both Landlord and Tenant. No taxes, assessments, fees or charges referred to in this paragraph shall be considered as taxes under the provisions of ARTICLE 7 hereof except any such taxes, assessments, fees or charges which are apportioned to the Landlord pursuant to the second preceding sentence.

                                   ARTICLE 14
                                     Liens

Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work or work claim of any contractor, mechanic, laborer or any material supplied or claimed to be supplied by any materialman which might be or become a lien, encumbrance or charge upon the leased premises or the Shopping Center of which the leased premises is a part or the income therefrom and Tenant shall not suffer any other matter or thing whereby the estate, right and interest of Landlord in the leased premises or in the Shopping Center of which the leased premises is a part might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the leased premises shall be filed against the leased premises or the Shopping Center of which the leased premises is a part, Tenant shall, within ten
(10) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit or bond in the amount required by a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period provided, then Landlord, in addition to any other rights or remedies, may but shall not be obligated to, discharge the same by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings; and in any such event, Landlord shall be entitled, if Landlord so elects, to defend any prosecution of an action for foreclosure of such lien by the lienor or to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount paid by Landlord and all costs and expenses, including attorney's fees, incurred by Landlord in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Landlord's making of the payment or incurring of the cost and expense, shall be paid by Tenant to Landlord on demand.

                                   ARTICLE 15
                              Laws and Ordinances

(a) Tenant agrees to comply with all laws, ordinances, orders and regulations affecting the use and occupancy of the leased premises and the cleanliness, safety or operation thereof. Tenant agrees to comply with the regulations and requirements of any insurance underwriter, inspection bureau or similar agency with respect to that portion of the leased premises installed by Tenant. Tenant also agrees to permit Landlord to comply with such recommendations and requirements with respect to that portion of the leased premises installed by Landlord. In addition, Tenant agrees to comply, to the extent that the same may be applicable to the leased premises, with the standards and requirements and subsequent amendments thereto of the Williams-Steiger Act (PL 91-596), known as the "Occupational Safety and Health Act of 1970," notwithstanding the fact that Tenant may otherwise be exempted from the provisions of said Act.

(b) Tenant agrees not to: (i) permit any immoral practice to be carried on or committed on the leased premises; (ii) make use of or allow the leased premises to be used for any purpose other than that permitted under ARTICLE 1(c) hereof or that might invalidate or increase the rate of insurance therefor; (iii) keep, use or permit to be kept or used on the leased premises any flammable fluids, gases, or explosives without the prior written permission of Landlord;
(iv) use the leased premises for any purpose whatsoever which might create a nuisance or injure the reputation of the leased premises or of the Shopping Center; (v) deface or injure the building of the leased premises; (vi) overload the floors; (vii) commit or suffer any waste; or (viii) install any electrical equipment that overloads lines.

(c) In connection with the installation of any electrical equipment, Tenant shall, at Tenant's own expense, make from time to time whatever changes are necessary to comply with the requirements of the insurance inspectors, underwriters, government authorities and codes.

                                   ARTICLE 16
                                    Services

(a) Landlord agrees to cause the necessary mains, conduits and other facilities to be provided to make water, sewer and electricity available to the leased premises and other occupied space in the Shopping Center and to make available to Tenant water and electrical services through the plumbing and electrical systems to be provided within the leased premises by Tenant, in accordance with and subject to the provisions of EXHIBIT C hereof.

Tenant shall be solely responsible for and promptly pay all charges for the use or consumption of sewer, gas, electricity, water and all other utility services.

If Landlord makes available electrical service, it shall I be made available as provided in EXHIBIT C, and Tenant agrees to purchase the same from Landlord and to pay Landlord, as additional rent, on the first day of each month in advance, for the electrical service at the same cost as would be charged to Tenant from time to time by the utility company which otherwise would furnish such services and meter the same directly to the leased premises. Landlord shall compute Tenant's monthly electrical demand and consumption from the electrical information provided by Tenant in Tenant's plans, the operating hours of the center, the shell construction and local weather data. Landlord shall provide Tenant with the computations of demand and consumption totals. Review of the totals may be initiated at Tenant's request or Landlord's option.

If Landlord elects to supply water, Tenant shall pay Landlord at the same rate as would be charged to Tenant by the utility company which otherwise would furnish such service and meter to same directly to the leased premises, but in any event not less than the minimum monthly charge which would have been charged by the water utility company for the size of meter which would have been installed by Tenant in or for the leased premises.

(b) Tenant agrees, at its own cost and expense, to construct, operate and maintain, or cause to be operated and maintained, a Cooled Air System designed to provide cooled air to, and within the leased premises in accordance with the provisions of EXHIBIT C hereof. Tenant agrees to operate said Cooled Air System so that the temperature within the leased premises will be reasonably identical to that within the Enclosed Mall.

(d) If Tenant fails to pay any payment to Landlord within ten (10) days from the date such payment is due, Landlord may, without limitation, cut off and discontinue any such utilities and services furnished to the leased premises, without any liability to Tenant. Any action by Landlord pursuant to the provisions of this ARTICLE 16(d) shall not be construed as an eviction or disturbance of Tenant's possession of the leased premises, or as an election by Landlord to terminate this lease.

(e) Landlord shall not be liable to Tenant in damages or otherwise if the said utilities or services are interrupted or terminated because of necessary repairs, installations or improvements, or any cause beyond the Landlord's reasonable control, nor shall any such interruption or termination relieve Tenant of the performance of any of its obligations hereunder. Tenant shall operate the leased premises in such manner as to not waste electricity, water or heating and cooling effect. Landlord may cease to furnish any one or more of said services without responsibility to Tenant except to connect the service facilities with such other nearby source of supply as may be available for the services so discontinued and to adjust the charge accordingly.

(f) Tenant shall not install any equipment which can exceed the capacity of any utility facilities as specified in EXHIBIT C and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications, which must be approved in writing by Landlord.

(g) Landlord has the right to take any energy management measures Landlord may deem necessary for energy conservation which shall include, but not be limited to, control of all Tenant's energy consumption.

(h) If Landlord shall provide or designate a service for collection of refuse and garbage, Tenant shall use same, at Tenant's expense, provided the cost thereof is competitive to any identical service available to Tenant.

                                   ARTICLE 17
                                Joint Use Areas

(a) The "joint use areas," as herein referred to, shall consist of all parking areas, landscaped areas, floors, ceilings, walls, benches, fountains, stairs, fire exits, windows, glass, doors and hardware, streets, sidewalks, malls, roof, driveways, loading platforms, canopies, elevators, escalators, washrooms, lounges and shelters, and other facilities available for joint use, all as they may from time to time exist and be available to all the tenants in the Shopping Center, their employees, agents, customers, licensees and invitees.

(b) Landlord shall, subject to events beyond its reasonable control, maintain, or cause to be maintained, the joint use areas in good order and repair.

(c) It is understood that certain department stores will be occupants of the Shopping Center, and that one or more other department store companies may become occupants of a part or parts of Landlord's tract or tracts. Said department stores may participate in the "joint use area costs" (as hereinafter defined) incurred by Landlord for the repair and maintenance of all the Shopping Center in accordance with the terms of their respective agreements with Landlord.

(d) As used in this lease, the term "joint use area costs" means the total of all items of expense relating to operating, managing, equipping, policing and protecting, lighting, repairing, replacing and maintaining the utility of the joint use areas in at least as good condition as when originally installed.
Such costs and expense shall include, but not be limited to, removal of snow, ice, trash, garbage, rubbish, dirt and debris, costs of planting, replanting and replacing landscaping and supplies required therefor, and all costs of utilities used in connection therewith, including, but not by way of limitation, all costs of maintaining elevators, speed ramps and escalators, lighting facilities and storm drainage systems, maintenance, repair and depreciation of all items used in the operation and maintenance of the joint use areas, the costs of heating and cooling the enclosed malls, labor salaries and benefits, security and all premiums for Workmen's Compensation insurance, wages, unemployment taxes, social security taxes and personal property taxes; fees for required licenses and permits and administrative costs equal to fifteen percent (15%) of the total costs of operating and maintaining the "joint use area".

(e) Effective upon the date on which rental shall be determined to commence under the provisions of ARTICLE 3 hereof, and at any time thereafter, Tenant shall pay to Landlord as additional rent hereunder, upon demand, but not more often than once a month, Tenant's share of the joint use area costs (based upon Landlord's estimates, subject to readjustment as hereinafter provided in paragraph (f) of this ARTICLE 17), which share shall be computed as follows:
Tenant's proportionate share of joint use area costs shall be equal to the product obtained by multiplying such joint use area costs (less any contributions to said cost made by the department stores) by a fraction, the numerator of which shall be the number of square feet of floor area in the leased premises and the denominator of which shall be the total number of square feet of leased floor area in the shopping center, excluding the floor area contained in the department store buildings. Notwithstanding any other provisions of this ARTICLE 17, in no event will Tenant's share of total joint use area costs be less than an annual minimum payment of TWO THOUSAND AND NO/100 DOLLARS ($2,000.00).

(f) Within ninety (90) days following the end of each calendar year, Landlord shall furnish to Tenant a statement, certified as correct by a Certified Public Accountant or an officer of Landlord, showing the total joint use area costs for the calendar year just expired, the amount of Tenant's share of such joint use area costs and payment made by Tenant during such calendar year under paragraph (e) of this ARTICLE 17. If Tenant's share of such joint use area costs for such calendar year shall exceed Tenant's payment so made, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of said statement. If the total amount paid by Tenant shall exceed such amount due for such calendar year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due.

                                   ARTICLE 18
                               Damage to Premises

In the event the leased premises are hereafter damaged or destroyed or rendered partially untenable for their accustomed uses by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to ARTICLE 19(a) hereof, then, except as hereinafter provided, Landlord shall promptly repair said premises and restore the same to substantially the condition in which they were immediately prior to the happening of such casualty, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage and that in no event shall Landlord be required to repair or replace Tenant's stock in trade, interior partitions, fixtures, equipment, furniture, furnishings, wall covering, floor covering and draperies. From the date of such casualty until the leased premises are so repaired and restored, Minimum Annual Rental payments and all items of additional rental, except Taxes and Insurance, shall abate in such proportion as the square footage of the leased premises thus destroyed or rendered untenable bears to the total square footage of the leased premises, provided, however, that in the event fifty percent (50%) or more of the leased premises or the Shopping Center of which they are a part be hereafter destroyed or rendered untenable by fire or other casualty during the term of this lease (based upon the cost to replace the premises immediately prior to such fire or other casualty as shown by certificate of Landlord's architect, or if one (1) or more department stores are damaged by fire or other casualty such that they remain closed for business for a period exceeding twelve (12) months), then Landlord shall have the right to terminate this lease effective as of the date of such casualty, by giving Tenant, within thirty (30) days after the happening of such casualty, written notice of such termination. If said notice be given within said thirty (30) day period, this lease shall terminate and Minimum Annual Rental and all other charges and items of additional rental shall abate as aforesaid from the happening of such casualty, and Landlord shall promptly repay to Tenant any rental theretofore paid in advance which has not been earned at the date of such casualty. If said notice be not given and Landlord is required or elects to repair or rebuild the leased premises as herein provided, then Tenant shall repair and replace its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Except as herein expressly provided to the contrary, this lease shall not terminate nor shall there be any abatement of rent or other charges or items of additional rent as the result of a fire or other casualty.

                                   ARTICLE 19
                                   Insurance

(a) Landlord agrees to carry, or cause to be carried, during the term hereof public liability insurance on the joint use areas, providing coverage of not less than Three Million Dollars ($3,000,000.00) for personal injury or death arising out of any one occurrence. Landlord also agrees to carry, during the term hereof, insurance for fire, extended coverage, vandalism and malicious mischief, insuring the improvements located on Landlord's property in the Shopping Center, including the leased premises and all appurtenances thereto (excluding Tenant's interior partitions, merchandise, trade fixtures, furnishings, equipment and personal property) for the full insurable value thereof, such insurance coverage to include Tenant's Work (but excluding Tenant's merchandise, trade fixtures, furnishings, equipment, wall coverings, floor covering, drapes, interior partitions and other personal property). Upon request of Landlord, Tenant shall provide Landlord with a certificate setting forth the cost of said Tenant's Work. During the term of this lease or any renewals or extensions thereof, Tenant agrees to reimburse to Landlord as additional rent, a prorata share of Landlord's annual total costs for the premiums for such insurance. Tenant's proportionate share for the costs of the premiums for such insurance shall be equal to the product obtained by multiplying Landlord's total costs for such premiums by a fraction, the numerator of which shall be the number of square feet of floor area in the leased premises and the denominator of which shall be the total number of square feet of leased floor area in the Shopping Center, excluding the floor area contained in the department store buildings. Tenant's prorata share of the costs for such premium shall be due and payable, in advance, as follows:

         (i) Within ten (10) days after opening, Tenant shall pay to Landlord, Tenant's prorata share of the costs for such premiums for the first full calendar year of the term of this lease;

         (ii) On the commencement of the payment of rent Tenant shall pay, in advance, on the first day of each month one-twelfth (1/12th) of Tenant's annual prorata share of such premium for the next succeeding calendar year. Tenant's prorata share for the next succeeding calendar year shall be based upon an estimate determined by Landlord.

In the event that Landlord's estimate for any year is less than Tenant's actual prorata share, Tenant shall promptly pay such excess to Landlord upon demand. If the total amount paid by Tenant shall exceed Tenant's actual prorata share for any year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due. As deductibles are paid, Tenant will be assessed its prorata share of the deductible.

(b) Tenant agrees to carry public liability insurance including product and/or completed operations liability on the leased premises; and if the Tenant is in the business of selling or serving alcoholic beverages, Tenant shall also carry liquor legal liability insurance (in a State having a Dram Shop Statute, then wording shall be changed to Dram Shop Liability) during the term hereof, covering both Tenant and Landlord as insureds and, if Landlord elects, any owner and/or occupant of a tract in the Shopping Center which adjoins Landlord's tract or tracts, as additional insureds, with terms and companies satisfactory to Landlord and giving Landlord, Tenant and other additional insureds a minimum of ten (10) days written notice by the insurance company prior to cancellation, termination or change in such insurance. Such insurance shall be for limits of not less than Two Million Dollars ($2,000,000.00) for bodily injury, including death, and personal injury, arising out of any one occurrence; and not less than Five Hundred Thousand Dollars ($500,000.00) for damage to property arising out of any one occurrence, or a policy having a combined single limit of Two Million Dollars ($2,000,000).

Tenant further agrees to carry insurance against fire and such other risks as are, from time to time, included in standard extended coverage insurance, for the full insurable value, covering all of Tenant merchandise, interior partitions, trade fixtures, furnishings, wall covering, floor covering, draperies, equipment and all other items of personal property of Tenant located on or within the leased premises. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.

(c) Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard, covered or required hereunder to be covered in whole or in part by insurance on the leased premises or in connection with property on or activities conducted on the leased premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release shall not operate in any case where the effect is to invalidate such insurance coverage.

(d) Tenant shall be responsible for the maintenance of the plate glass in or on the leased premises, but shall have the option either to insure the risk or to self-insure.

                                   ARTICLE 20
                                Indemnification

Tenant shall and will indemnify, defend and save harmless Landlord, owner and/or operator of the Shopping Center, their agents, officers and employees, from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings actions, and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the leased premises and/or Tenant's operations or activities in the Shopping Center. This obligation to indemnify shall include reasonable legal and investigation costs and all other reasonable costs, expense and liabilities from the first notice that any claim or demand is to be made or may be made.

                                   ARTICLE 21
                      Assignment, Subletting and Ownership

(a) Tenant shall not transfer, assign, sublet, enter into license or concession agreements, change ownership or hypothecate this lease or Tenant's interest in and to the leased premises without first procuring the written consent of Landlord, which Landlord may grant or refuse to grant at its sole discretion. Any attempt at transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person. The prohibitions of this ARTICLE 21 shall be construed to refer to any acts or events which occur by operation of law, legal process, receivership, bankruptcy or otherwise. Without limiting the generality of the foregoing, Tenant shall not sublease all or any portion of its interest in the leased premises or this Lease for an amount of rent determined in whole or in part on the income or profits derived by any person from such interest (other than an amount based on a fixed percentage or percentages of receipts or sales).

(b) Tenant agrees to pay Landlord the sum of Five Hundred Dollars ($500.00) as reimbursement for reasonable professional and administrative expenses incurred by Landlord in connection with the processing and documentation of any requested transfer, assignment, subletting, licensing or concession agreement, creation of a security interest, granting of a collateral assignment, change of ownership or hypothecation of this lease or Tenant's interest in and to the leased premises, it being agreed that Landlord shall not be required to take any action thereon until Landlord is paid such amount. The consent by Landlord to any transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation shall not constitute a waiver of the necessity for such consent to any subsequent attempted transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation.

(c) Each transfer, assignment, subletting, license or concession agreement and hypothecation to which there has been consent shall be by instrument in writing, in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire, or mortgagee shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the terms, covenants and conditions of this lease to be done, kept and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this ARTICLE 21 shall operate to prevent any such transfer, assignment, subletting, license, concession agreement or hypothecation from becoming effective.

(d) If Tenant is a corporation, and if the control thereof changes at any time during the term hereof, then Landlord, at its option, may, by giving sixty (60) days' prior written notice to Tenant, declare such a change a breach of this lease, subject to the remedies provided for breach in ARTICLE 23 hereof. The provisions of the preceding sentence, however, shall not be applicable if control of the corporation changes as the result of a public offering. If, at any time during the term of this lease, any part or all of its outstanding voting stock, if Tenant is a corporation, or any interest in the partnership, if Tenant is a partnership, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other dispositions so as to result in a change in the present effective voting control of Tenant by the person or persons owning a majority of said outstanding voting stock or a majority interest in the partnership, as the case may be, on the date of this lease, then such event shall constitute an assignment for the purposes of this lease. In the event there is a surety of this lease, then if at any time during the term of this lease (a) any part or all of such surety's outstanding voting stock, if such surety is a corporation, or any interest in the partnership, if such surety is a partnership, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other dispositions so as to result in a change in the present effective voting control of such surety by the person or persons owning a majority of said outstanding voting stock or a majority interest in the partnership, as the case may be, on the date of this lease, or (b) such surety is dissolved, Tenant shall so notify Landlord. Such notice shall be effective in accordance with this ARTICLE 21, paragraph (d) only if said notice shall include or state all of the following: (a) that said notice is given pursuant to ARTICLE 21, paragraph (d) of this lease; (b) the occurrences giving rise to such notice, stated with particularity as to the effective date, parties involved or affected and the shares or interests affected; (c) in the event of a transfer of shares or a partner's interest, a recent financial statement (certified by an independent Certified Public Accountant) of the transferee or transferees; and (d) that Landlord shall have thirty (30) days from receipt of such notice to terminate this lease as described in this ARTICLE 21, paragraph (d). Landlord shall have the right, at its option, to terminate this lease by notice to Tenant given within thirty
(30) days after Landlord's receipt of such notice from Tenant. In the event Landlord receives other notice of such transfer or of the dissolution of such surety, then Landlord shall have the right, at its option within ninety (90) days after receipt of such other notice, to terminate this lease or to declare an event of default under ARTICLE 23 of this lease. The foregoing provisions shall not apply to any corporation if, and so long as all the outstanding voting stock of such corporation is listed on a National Securities Exchange as defined in the Securities Exchange Act of 1934, as amended. For the purposes of this paragraph (d), stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1954, as the same existed on August 16, 1954, and the term "voting stock" shall refer to the shares of stock regularly entitled to vote for the election of directors of the corporation.

                                   ARTICLE 22
                               Access to Premises

Tenant agrees that Landlord, its agents, employees or servants, or any person authorized by Landlord, may enter the leased premises for the purpose of: (a) inspecting the condition of same; (b) making such repairs, additions or improvement thereto, or to the building of which they are a part, as Landlord may elect or be required to make; (c) exhibiting the same to prospective purchasers of the building in which the leased premises are contained; and (d) placing notices, during the last sixty (60) days of the term hereof, in and upon said premises at such places as may be determined by Landlord. Tenant agrees that neither Tenant nor any person within Tenant's control will interfere with such notices. Landlord shall not disturb Tenant's conduct of business, except in cases of emergency.

                                   ARTICLE 23
                               Defaults by Tenant

(a) The occurrence of any of the following shall constitute a material default and breach of this lease by Tenant:

         (i) Any failure by Tenant to pay the rental or make any other payment required to be made by Tenant hereunder when same shall become due and payable;

         (ii) The abandonment or vacation of the leased premises by Tenant;

         (iii) A failure by Tenant to observe and perform any other provision of this lease to be observed or performed by the Tenant, where such failure continues for three (3) days after written notice thereof by Landlord to Tenant; or

         (iv) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged as bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty
         (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the leased premises or of Tenant's interest in this lease; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the leased premises or of Tenant's interest in this lease, where such seizure is not discharged within thirty (30) days.

(b) In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this lease, then Landlord may recover from
Tenant:

         (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

         (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

         (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

         (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of things would be likely to result therefrom; and

         (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(c) The term "rent" as used herein shall be deemed to be and to mean the Minimum Annual Rental and all other sums required to be paid by Tenant pursuant to the terms of this lease. For purposes of this ARTICLE 23, all such sums, other than the Minimum Annual Rental, shall be computed on the basis of the average monthly amount thereof, accruing during the immediately preceding twenty-four (24) month period prior to default, except that if it becomes necessary to compute such rental before such twenty-four (24) month period has occurred, then such rental shall be computed on the basis of the average monthly amount accruing during such shorter period. As used in paragraph (b)
(i) and (b) (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum legal rate. As used in paragraph (b) (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Dallas at the time of award plus one percent (1%).

(d) In the event of any such default by Tenant, Landlord shall also have the right to re-enter the leased premises and remove all persons and property from said premises, which property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(e) In the event of the vacation or abandonment of the leased premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph (d) above or shall take possession of the leased premises pursuant to legal proceeding or pursuant to any notice provided by law, and if Landlord does not elect to terminate this lease as provided in paragraph (b) above, then Landlord may from time to time, without terminating this lease, either recover all rental as it becomes due or relet the leased premises or any parts thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the leased premises.

(f) In the event that Landlord shall elect to so relet pursuant to the preceding paragraph, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the leased premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder; then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting of the leased premises.

(g) No re-entry or taking possession of the leased premises by Landlord pursuant to paragraphs (d) or (e) of this ARTICLE 23 shall be construed as an election to terminate this lease, nor shall it cause a forfeiture of rents or other charges remaining to be paid during the balance of the term hereof, unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this lease for any such default.

                                   ARTICLE 24
                             Surrender of Premises

Tenant shall, upon termination of the term hereof, or any earlier termination of this lease for any cause, surrender to Landlord the leased premises, including, without limitation, all building apparatus and equipment then upon the leased premises; and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the leased premises, other than trade fixtures, signs, and other personal property which, if Tenant is not then in default, remain the property of Tenant as provided in
ARTICLE 13 hereof, shall be surrendered to Landlord by Tenant without any damage, injury or disturbance thereto, or payment therefor.

                                   ARTICLE 25
                          Tenant's Conduct of Business

Tenant covenants and agrees that, continuously and uninterruptedly from and after its initial opening for business, it will operate and conduct within the leased premises the business it is permitted to operate and conduct under the provisions of this lease, except while the leased premises are untenable by reason of fire or other casualty. Tenant agrees to conduct its business at all times in a first-class manner consistent with reputable business standards and practices, and that it will at all times keep and maintain within and upon the leased premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers and that it will keep the leased premises in a neat, clean, and orderly condition. Tenant also agrees to conduct Tenant's business under the trade name agreed to by Landlord in ARTICLE 1. Tenant further agrees to keep open the leased premises and operate the business conducted thereon at such hours and on such days and evenings of the week as may be determined from time to time by Landlord.

                                   ARTICLE 26
                             Rules and Regulations

Landlord agrees that in carrying out the rules and regulations applicable to all of Landlord's merchant tenants in the Shopping Center, Tenant shall not be discriminated against, and Tenant covenants and agrees that Tenant will comply with reasonable rules and regulations set by Landlord from time to time for the operation of the Shopping Center, including the following:

(a) Tenant shall not affix or maintain upon the glass panes and supports of the show windows (and within thirty-six (36) inches of any window), doors and the exterior walls of the leased premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items, and Landlord shall have the right, without giving prior notice to Tenant and without any liability for damage to the leased premises, to remove any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items, except such as shall have first received written approval of Landlord as to size, type, color, location, copy, nature and display qualities. Anything to the contrary in this lease notwithstanding, Tenant shall not affix any sign to the roof of the leased premises;

(b) No awning or other projections shall be attached to the outside walls of the leased premises or the building of which they form a part without, in each instance, the prior written consent of Landlord; and

(c) All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purpose by Landlord.

Tenant shall advise and use its best efforts to cause its vendors to deliver all merchandise before noon on Mondays through Fridays and not at any other times. All deliveries are to be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives.

No parking or storing of tractor trailers will be permitted in the Shopping Center without Landlord's permission. Tractor trailers, which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be permitted in the Shopping Center;

Except for small parcel packages, no deliveries will be permitted through the Mall unless the leased premises do not have a rear service door. In such event, prior arrangements must be made with the Resident Mall Manager for delivery at such leased premises. Merchandise being received shall immediately be moved into the leased premises and not be left in the service or receiving areas.

(d) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be disposed of in the manner and at the times and places specified by Landlord. Tenant is responsible for storage and removal of its trash, refuse and garbage. Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other items which the same are not designed to receive. All tenant store floor area, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition;

(e) No radio or television aerial shall be erected on the roof or exterior walls of the leased premises without the prior written consent of Landlord. Any aerial so installed shall be subject to removal without notice at any time and any damage to the walls or roof caused by such removal shall be the responsibility of Tenant;

(f) Tenant shall not permit or suffer the use of any advertising medium which can be heard or experienced outside of the leased premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the leased premises, unless Landlord has previously given its written consent;

(g) No auction, fire, bankruptcy, going out of business or liquidation sales shall be conducted on or about the leased premises without the prior written consent of Landlord;

Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited or displayed outside its leased premises, nor shall Tenant use the exterior sidewalks or exterior walkways of its premises to display, store or place any merchandise. No sale of merchandise by tent sale, truck load sale, or the like shall be permitted on the parking lot or other Joint Use Areas;

(h) Tenant shall keep Tenant's display windows illuminated and the signs and exterior lights lighted each and every day of the term hereof during the hours designated by Landlord. Tenant shall promptly repair any malfunctions in sign lighting; or at Landlord's request, Tenant shall turn sign lighting off until such malfunction is corrected;

(i) The outside areas immediately adjoining the leased premises shall be kept clear at all times by Tenant and Tenant shall not place nor permit any obstructions, garbage, refuse, merchandise or displays in such areas;

(j) Nothing is to be attached or placed on the roof or exterior walls of the leased premises, and Tenant's access to the roof is to be limited to inspection for damages only. Absolutely no roof penetrations shall be made by Tenant;

(k) Landlord may from time to time designate specific areas in which vehicles owned or operated by Tenant or Tenant's employees must be parked and may prohibit the parking of any such vehicles in any other part of the common areas. Landlord will formally notify Tenant, at Tenant's Shopping Center address, of such parking designation. Upon receipt and acknowledgement of said notice, Tenant shall notify each of its employees of the provisions of this section prior to commencing employment connected with the premises. Tenant shall furnish Landlord a list of license numbers of the motor vehicles operated by Tenant or Tenant's employees within five (5) days after request by Landlord, and Tenant shall thereafter notify Landlord of any and all changes to such list within five (5) days after each change occurs. Landlord may cause to be towed away, at Tenant's expense, any violating vehicles, and Tenant waives any liability of Landlord to Tenant resulting therefrom; or Landlord may, for any such violating vehicles, charge Tenant, as additional rent, a daily rate equal to Ten Dollars ($10.00) for each violating vehicle per day or part thereof.
All amounts due under the provisions of this paragraph shall be paid by Tenant upon demand;

(l) Tenant shall use, at Tenant's expense, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require, providing the cost thereof is competitive to any similar service available to Tenant;

(m) Tenant, its employees and/or agents shall not solicit business in the parking or other Joint Use Areas, nor shall Tenant, its employees and/or its agents, distribute any handbills or other advertising matter in or on automobiles parked in the parking or other Joint Use Areas;

Other than as permitted under the provisions of the EXHIBITS, Tenant shall not permit or suffer any advertising medium to be placed on Enclosed Mall walls, on Tenant's mall or exterior windows, on standards in the Enclosed Mall, on the sidewalks or on the parking lot areas, or outside walls or roof, or light poles. No permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Shopping Center, outside the Tenant premises;

(n) In the event Landlord installs a central music system in the Shopping Center,and Tenant desires to purchase outside music system, then in that event, Tenant shall purchase such system from Landlord, provided Landlord's charge therefor is competitive to any similar service available to Tenant;

(o) Tenant shall not carry on any trade or occupation or operate any instrument, apparatus or equipment which emits an odor or causes a noise discernible outside of the leased premises and which may be deemed offensive in nature;

(p) Tenant shall not place or maintain any temporary fixtures for the display of merchandise, other than those approved by Landlord in accordance with EXHIBIT C hereof, within six (6) feet of any entrance to the leased premises, and Landlord shall have the right, without giving prior notice to Tenant and without any liability for damage to the leased premises or Tenant's merchandise, to remove any of the same from the leased premises, except such as shall have first received the written approval of Landlord as to size, color, location, nature and display qualities;

(q) Tenant shall not permit or suffer any portion of the leased premises to be used for lodging purposes;

(r) Tenant shall not, in or on any part of the (inside or outside) Joint Use Areas:

Vend, peddle, or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever;

Exhibit any sign, placard, banner, notice or other written material;

Distribute any circular, booklet, handbill, placard or other material;

Solicit membership in any organization, group or association or contribution for any purpose;

Create a nuisance;

Use any Joint Use Area (including the Enclosed Mall) for any purpose when none of the other retail establishments within the Shopping Center is open for business or employment;

Throw, discard, or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind; or

Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Shopping Center, or the property of customers, business invitees or employees situated within the Shopping Center.

(s) Tenant agrees to comply with regulations requiring a clear exiting path through Tenant's stockroom to Tenant's rear exit door within those Tenant Premises that contain a rear door.

Landlord shall, for the enforcement of the covenants, conditions and agreements now or hereafter made a part of this ARTICLE 26, to be referred to as "Rules and Regulations," have all remedies in this lease provided for breach of the provisions hereof.

                                   ARTICLE 27
                                 Eminent Domain

(a) In the event the entire leased premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this lease shall terminate and expire as of the date of such taking, and both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. In the event more than twenty-five percent (25%) of the square footage of floor area (including mezzanine, if any) of the leased premises is taken under the power of eminent domain by any public or quasi-public authority, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the leased premises is not usable for the purposes for which the leased premises were leased, then either Landlord or Tenant shall have the right to terminate this lease as of the date Tenant is required to vacate a portion of the leased premises so taken upon giving notice to the other in writing of such election within sixty (60) days after the date of such taking. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. In the event a portion of the Shopping Center shall be taken, condemned or transferred as aforesaid and as a result thereof Landlord, in its sole discretion, elects to discontinue the operation of Landlord's Parcel, Landlord may cancel this Lease by giving Tenant notice of its election and this Lease shall terminate and shall become null and void ninety (90) days after said notice and the provisions with respect to the awards shall be as set forth in paragraph (b) of this ARTICLE 27.

(b) Whether or not this lease is terminated, Landlord shall be entitled to the entire award or compensation in such proceedings, but nothing herein shall be deemed to affect Tenant's right to apply for and receive a separate award for compensation or damages for its fixtures and personal property. If this lease is terminated as herein above provided, all items of rent, additional rent and other charges for the last month of Tenant's occupancy shall be prorated and Landlord agrees to refund to Tenant any rent, additional rent or other charges paid in advance.

(c) Except as otherwise provided in the final sentence in paragraph (a) of this ARTICLE 27, if both Landlord and Tenant elect not to so terminate this lease, Tenant shall remain in that portion of the leased premises which shall not have been appropriated or taken as herein provided, and Landlord agrees Landlord's cost and expense, to, as soon as reasonably possible, restore the remaining portion of the leased premises to a complete unit of like quality and character as existed prior to such appropriation or taking; and thereafter the Minimum Annual Rental provided for in ARTICLE 4 hereof shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. For the purpose of this ARTICLE 27, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

                                 ARTICLE 28
                                Attorney's Fees

In the event that at any time during the term of this lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this lease, or any default hereunder, then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney's fees and disbursements incurred therein by the successful party.

                                   ARTICLE 29
                          Sale of Premises by Landlord

In the event of any sale or exchange of the leased premises by Landlord and assignment by Landlord of lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this lease arising out of any act, occurrence or omission relating to the leased premises or this lease occurring after the consummation of such sale or exchange and assignment.

                                   ARTICLE 30
                                    Notices

Notices and demands required or permitted to be given hereunder shall be sent by certified mail addressed, if to Landlord, at the address at which the last rental payment was made or required to be made, and if to Tenant, addressed to Tenant at the legal address for notice in ARTICLE 1, or such other address as was last specified respectively by notice by Landlord or Tenant. The effective time of such notice shall be when the same is deposited in an official United States Post Office, postage prepaid, certified or registered mail, return receipt requested.

                                   ARTICLE 31
                                    Remedies

All rights and remedies of Landlord herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

                                   ARTICLE 32
                             Successors and Assigns

All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns; it being understood and agreed, however, that the provisions of ARTICLE 21 are in nowise impaired by this ARTICLE 32.

                                   ARTICLE 33
                                Representations

It is understood and agreed by Tenant that Landlord and Landlord's agents have made no representations or promises with respect to the leased premises or the making or entry into this lease, except as in this lease expressly set forth, and that no claim or liability, or cause for termination, shall be asserted by Tenant against Landlord for and Landlord shall not be liable by reason of, the breach of any representations or promises not expressly stated in this lease.

                                   ARTICLE 34
                                     Waiver

The failure of Landlord to insist upon strict performance by Tenant of any of the covenants, conditions, and agreements of this lease shall not be deemed a waiver of any of Landlord's rights or remedies and shall not be deemed a waiver of any subsequent breach or default by Tenant in any of the covenants, conditions and agreements of this lease. No surrender of the leased premises shall be affected by Landlord's acceptance of rental or by any other means whatsoever unless the same be evidenced by Landlord's written acceptance of such as a surrender.

                                   ARTICLE 35
                                  Holding Over

If Tenant or any party claiming under Tenant remains in possession of the premises, or any part thereof, after any termination or expiration of this lease, no tenancy or interest in the premises shall result therefrom, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and Tenant shall pay upon demand to Landlord, during any period which Tenant shall hold the premises after the term has expired, as liquidated damages, a sum equal to all percentage rent and additional rent provided for in this lease plus an amount computed at the rate of double the Minimum Annual Rental for such period.

                                   ARTICLE 36
                                 Interpretation

The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

                                 ARTICLE 37
                               Marketing Service

(a) Landlord will establish a Marketing Service to furnish and maintain professional advertising and sales promotions which will benefit all merchants in the shopping center. In conjunction with said Service, Landlord agrees to provide personnel, including sufficient secretarial services, to pay salaries and benefits for such personnel, and to pay for office rental, utilities, supplies, telephone and all equipment expense necessary for efficient operation. A committee composed of a representative of each department store, an equal number of representatives of the mall tenants, and a representative of Landlord will be formed by Landlord to review the advertising and promotional activities sponsored by the Service.

Tenant agrees to pay for the Marketing Service an amount equal to $0.75 per square foot of the floor area of leased premises per year, or a minimum annual fee of $1,200.00, whichever is greater, payable in equal monthly installments on the same day rent is due under ARTICLE 3 hereof. All monies received under this ARTICLE 37 (a) shall be used solely for the purpose of advertising and promotional services of the Shopping Center. The Marketing Service Fee owed by Tenant hereunder will be increased effective as of January 1 of each calendar year during the term of this lease by a percentage equal to the percentage increase, if any, in (i) the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers (CPI-U) Dallas, Texas
- All Items (1967 = 100) (the "Index") applicable for the month of December of the immediately preceding calendar year, over and above
(ii) the corresponding Index figure for the first full month of the term of this lease; provided that if such index should be discontinued, such calculation shall be made by use of another reputable index selected by Landlord and provided further, that if the base period for the Index (currently 1967 = 100) is hereafter changed, the new base period shall be used in making the foregoing calculation.

(b) Landlord shall plan as a part of the yearly advertising and sales promotion calendar, a variety of joint advertising efforts which Landlord deems to be in the best sales and traffic generation interest of the Shopping Center. Tenant agrees to join in a minimum of four (4) said joint advertising efforts per calendar year with a minimum of one-quarter (1/4) page print ad or the equivalent expenditure in broadcast or other effort planned by Landlord.

Landlord's representative shall supply to Tenant's designee a schedule of the coming year's joint advertising efforts no later than ninety (90) days prior to the close of the previous calendar year. Tenant agrees to supply to Landlord a list of at least four (4) said joint advertising efforts in which Tenant will advertise within thirty (30) days of its receipt of the above mentioned notice from Landlord. Tenant may adjust its commitment at any time so long as it joins in a minimum of four (4) joint advertising efforts during the calender year.

If Tenant fails to fulfill its advertising obligation set forth above for any rent year, then Tenant shall, within (60) days after the end of such rent year, pay to Landlord the difference between the amount properly spent by Tenant in fulfillment of its advertising obligation, and one percent (1%) of Tenant's gross sales for such rent year period. Funds paid to the Landlord pursuant to the preceding sentence shall be spent for the promotion of the Shopping Center in such a manner as Landlord may determine.

Tenant may, at its option, pay the equivalent of four (4) one-quarter (1/4) page ads or the equivalent amount in broadcast or other medias selected by the Shopping Center, into an advertising pool which Landlord agrees to use to advertise Tenant's store or in a method deemed appropriate by Landlord. Said monies will be adjusted yearly by the increase or decrease in the cost of aforementioned one-quarter (1/4) page ad or equivalent broadcast or other effort planned by Landlord.

                                   ARTICLE 38
                               Covenant of Title

Landlord covenants that it has full right, power and authority to make this lease and that Tenant or any permitted assignee or sublessee of Tenant, upon the payment of the rentals and performance of the covenants upon Tenant's part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy the leased premises and improvements thereon during the term or any renewal or extension hereof.

                                   ARTICLE 39
                              Waiver of Redemption

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the leased premises by reason of the violation by Tenant of any of the covenants and conditions of this lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

                                   ARTICLE 40
                               Tenant's Property

Landlord, its agents or employees, shall not be liable and Tenant waives all claims for any, damage to persons or property sustained by Tenant or any person claiming through Tenant located on the leased premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise, whether caused by other tenants or persons in the Shopping Center or in the leased premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the leased premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same or damage to Tenant's business, including subrogation claims by Tenant's insurance carrier.

                                   ARTICLE 41
                                  Lease Status

At any time and from time to time, upon request of Landlord, Tenant will execute, acknowledge and deliver to Landlord an instrument prepared by Landlord stating, if the same be true, that this lease is a true and exact copy of the lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Tenant's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant to be performed, and that as of such date no default has been declared hereunder by either party hereto and that Tenant at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party.

                                   ARTICLE 42
                                   Recording

Tenant shall not record this lease without the written consent of Landlord. However, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" of this lease for the purposes of recordation. Said memorandum or short form of this lease shall describe the parties, the leased premises and the term of this lease and shall incorporate this lease by reference.

                                   ARTICLE 43
                                 Force Majeure

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this ARTICLE 43 shall not operate to excuse Tenant from the prompt payment of rent, percentage rent, additional rent or any other payments required by the terms of this lease.

                                   ARTICLE 44
                              Broker's Commission

Tenant warrants that it has dealt with no broker or agent in connection with this lease, and agrees to indemnify and save Landlord harmless from Al claims, actions, damages, costs and expenses and liability whatsoever, including reasonable attorney's, fees, that may arise from any claim by or through Tenant for commission or finder's fees in connection with this lease.

                                   ARTICLE 45
                      Limitations On Landlord's Liability

Notwithstanding anything to the contrary contained in this lease, in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this lease to be observed, honored or performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the land and building owned by Landlord comprising the Shopping Center for the collection of any judgment (or any other judicial procedures requiring; be payment of money by Landlord) and no other property or assets of Landlord shall be subject to levy, execution, or other procedures for satisfaction of Tenant's remedies.

                                   ARTICLE 46
                               Security Agreement

1. For valuable consideration and as security for the payment of rent and other charges becoming due hereunder, Tenant hereby grants to Landlord a security interest in the following described collateral: (a) All inventory in the leased premises during the term of this lease; (b) all equipment and other personalty placed in the leased premises during the term of this lease; and (c) all of the proceeds of said inventory, equipment and personalty.

2. Upon the happening of any of the following events or conditions, namely: (1) Default in the payment of rent or performance of any of the obligations or of any covenant or liability contained or referred to herein;
(2) making of any levy, seizure or attachment of the collateral; or (3) death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, Tenant or any guarantor or surety for Tenant thereupon, or any) time thereafter (such default not having previously been cured) Landlord shall then have all the remedies of a secured party under the laws of the state in which the leased premises are located, including, without limitation thereto, the right to take possession of the collateral, and for that purpose Landlord may enter upon the leased premises and remove the same therefrom. Landlord will give Tenant at last ten (10) days' prior written notice of any public sale thereof or of the date after which any private sale or any other intended disposition is to be made, and at any such sale the Landlord may purchase the collateral.

3. This security agreement and the security interest and collateral created hereby shall be terminated when all of the rent and other charges becoming due during the term of this lease or extension thereof have been paid in full.

                                   ARTICLE 47
                                Entire Agreement

IT IS UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT THIS LEASE AGREEMENT SHALL CONSTITUTE THE ONLY AGREEMENT BETWEEN THEM RELATIVE TO THE DEMISED PREMISES AND THAT NO ORAL STATEMENTS OR PRIOR WRITTEN MATTER EXTRINSIC TO THIS INSTRUMENT SHALL HAVE ANY FORCE OR EFFECT. FURTHER, TENANT ACKNOWLEDGES AND AGREES THAT NEITHER LANDLORD NOR ANY AGENT OR REPRESENTATIVE OF LANDLORD, INCLUDING ANY LEASING AGENT ACTING ON BEHALF OF LANDLORD, HAS MADE, AND TENANT HAS NOT RELIED UPON, ANY REPRESENTATIONS OR ASSURANCES AS TO TENANT'S PROJECTED OR LIKELY SALES VOLUME, CUSTOMER TRAFFIC OR PROFITABILITY.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement on the day and year first above mentioned, the corporate party or parties by its or their proper officers duly authorized hereunto.


RAINBOLT, INC.


BY: /s/ JACK R. GOODWIN                  PADRE STAPLES MALL
    --------------------------

ATTEST: /s/ JOSE A. TORRES               BY: /s/ ROY M. SMITH
       -----------------------              -----------------------
                                              ROY M. SMITH

                                         BY: /s/ W. M. BEVLY
                                            -----------------------
                                              W. M. BEVLY


        TENANT                                 LANDLORD

                                   GUARANTY




        FOR VALUE RECEIVED and in consideration for and as an inducement to Landlord making the within lease with Tenant, the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, unconditionally and absolutely guarantees to Landlord, Landlord's successor and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the rules and regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned expressly waives and expressly agrees that the validity of this agreement and the obligations of the Guarantor hereunder shall in no event and in no manner be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the within lease. The undersigned further agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease. As a further inducement to Landlord to make this lease and in consideration thereof, Landlord and the undersigned agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this Guaranty, that Landlord and the undersigned shall and do hereby waive trial by jury.

Dated: 2-29-88
      -----------------------
Witnesses: /s/ JOSE A. TORRES          Guarantor: /s/ JACK GOODWIN
           ------------------                    -----------------------
                                                  Jack Goodwin

-----------------------------          Address:   502 Santa Fe
                                               -------------------------
                                                  Victoria, Texas 77904
                                       ---------------------------------




STATE OF TEXAS

COUNTY OF VICTORIA

        Personally appeared before me, a Notary Public in and for said County and State, Jack Goodwin, known personally by me, and being sworn, did dispose and say that s(he) executed the foregoing LEASE AGREEMENT as Guarantor thereof.

        WITNESS MY HAND AND THIS NOTARIAL SEAL this 4th day of March, 1988.



                                /s/ SYLVIA HARTLEY
                                ------------------------------
                                NOTARY PUBLIC IN AND FOR THE
                                STATE OF TEXAS


                                Sylvia Hartley
                                ------------------------------
                                TYPED OR PRINTED NAME

MY COMMISSION EXPIRES:
      9-15-91
---------------------

                                [DIAGRAM EXHIBIT]



        PADRE STAPLES MALL

                                                           APPROVED
                                                           EXHIBIT A
                                                           /s/ JRG
                                                           ------------------
                                                           TENANT'S INITIALS

                                                           /s/ RS  WMB
                                                           -------------------
                                                           LANDLORD'S INITIALS


NOTE: This is a lease plan and is not a representation as to the size, location, or opening date of any tenant or occupancy of building at Padre Staples Mall. This plan is subject to change and to the approval of all governmental agencies having jurisdiction. Exact dimensions and store locations are binding only to the extent provided for in executed lease.

                                [DIAGRAM EXHIBIT]



        PADRE STAPLES MALL

                                                           APPROVED
                                                           EXHIBIT B
                                                           /s/ JRG
                                                           ------------------
                                                           TENANT'S INITIALS

                                                           /s/ RS  WMB
                                                           -------------------
                                                           LANDLORD'S INITIALS


NOTE: This is a site plan and is not a representation as to the size, location, or opening date of any tenant or occupancy of building at Padre Staples Mall. This plan is subject to change and to the approval of all governmental agencies having jurisdiction. Exact dimensions and store locations are binding only to the extent provided for in executed lease.

                            EXHIBIT "C" - FOOD COURT
                        SCHEDULE FOR TENANT IMPROVEMENTS
                DESCRIPTION OF LANDLORD WORK AND OF TENANT WORK

      The Landlord is exercising special and strict design control over the Tenant stores that are within the Food Court section of the Mall. The character of the Food Court has been carefully developed by the Landlord and the Landlord's Architect to display an ambiance and quality that departs from the traditional "franchise" look.

      The Landlord will respect Tenant's method of operation, including food service and flow; however, the design appearance of all elements visible to customers will be designed by Landlord and his Architect. The schedule for Tenant Improvements is outlined below:

I. SCHEDULE FOR TENANT IMPROVEMENTS - Lease Outline Drawings, Delivery Date, Schedule and Acceptance By Lessor of Tenant Work

      A. Landlord has delivered to Tenant by separate enclosure, illustrative outline drawings of the leased premises (hereinafter called the "lease outline drawings") which contain the basic architectural, electrical and mechanical information necessary for the preparation of Tenant's plans and specifications for Tenant's Work. By its execution of this lease, Tenant acknowledges receipt of the outline drawings and by this reference the same are incorporated herein. The date of this lease (or the date of actual delivery whichever shall be later), shall be deemed to be the date of delivery (hereinafter called the "delivery date") of the outline drawings for the purpose of establishing construction schedules:

            1.    WITHIN FIFTEEN (15) CALENDAR DAYS AFTER THE DELIVERY DATE:

                  Tenant agrees to notify Landlord of the identity and mailing address of the licensed architect engaged by Tenant for the preparation of plans for Tenant's Work and Landlord agrees to accept such licensed architect as Tenant's authorized agent (unless notified to the contrary, in writing, by Tenant).

            2.    WITHIN FORTY-FIVE (45) CALENDAR DAYS AFTER DELIVERY DATE:

                  Tenant, at Tenant's expense, shall cause Tenant's architect to prepare and deliver to Landlord for Landlord's approval four(4) sets of plans and specifications for Tenant's Work plus one (1) set of sepias, using the outline drawings as the basis for same. Landlord shall notify Tenant of the matters, if any, in which said plans fail to conform to Tenant's construction requirements or otherwise fail to meet with Landlord's approval. Tenant shall promptly, upon receipt of any such notice from Landlord, cause said plans to be revised in such manner as is requisite to obtaining Landlord's approval and shall submit revised plans for Landlord's approval.

            When Landlord has approved Tenant's plans or revised plans, as the case may be, Landlord shall initial and return one set of approved plans to Tenant, which so shall also show the date of Landlord's approval, and the same shall be made a part hereof by express reference thereto as "EXHIBIT C-2." Tenant agrees not to commence work upon any of the aforesaid Tenant's Work until Landlord has approved EXHIBIT C-2.

      B. Tenant agrees to notify Landlord of the name and address of Tenant's Contractor, and to commence construction work within twenty (20) days, to proceed with it diligently, and complete it in strict accordance with EXHIBIT C-2 hereof (including the installation of all store and trade fixtures, equipment, stock and inventory), and to open for business (subject to the provisions of
            ARTICLE 3 hereof) within sixty (60) days (subject to force majeure) after the later of the following dates:

            1. The date of Landlord's approval of EXHIBIT C-2 hereof, provided Tenant has complied with all of the requirements of the preceding Section A with respect to the time limitations for submitting plans and specifications for Tenant's Work; or

            2. The date upon which the leased premises are sufficiently completed to permit the commencement of Tenant's Work as established by notice from Landlord to Tenant.

            Landlord agrees to notify Tenant fifteen (15) days in advance of the time when Tenant can commence Tenant's Work.

      C. Landlord agrees to issue to Tenant a written acceptance of Tenant Work and materials provided in connection with Tenant Work on the leased premises not later than thirty (30) days after full completion of Tenant Work, provided that Tenant has furnished Landlord with all of the following:

            1. Tenant's affidavit that Tenant Work on the leased premises has been completed and was performed in strict accordance with Tenant Plans approved by Landlord pursuant to ARTICLE 2, and any negligent or false statement as to a material fact therein shall constitute a material breach of this lease.

            2. An affidavit from the prime contractor or contractors performing Tenant Work that all work has been fully completed in accordance with approved Tenant Plans and that all subcontractors, laborers and material suppliers have been discharged and paid in full.

            3. A waiver of lien identifying the store name and the nature of the work performed with respect to the leased premises executed by said prime contractor or contractors and, if requested by Landlord, waivers of lien executed by every subcontractor supplying labor or materials for the leased premises.

            4. Tenant's written acceptance of the leased premises stating, in part, that Tenant reserves no rights for claims, offsets or backcharges.

            5. A copy of the Tenant's Certificate of Insurance on file with the center manager.

            6. Tenant's affidavit that all corrections have been made to the leased premises as required by the Landlord's underwriter.

            7. Tenant's completion of all items listed on Landlord's punch list.

II. LANDLORD WORK - The following work is to be performed exclusively by Landlord at Landlord's sole expense:

      A.    Floor Slab

            Landlord shall install a minimum four inch (4") reinforced concrete floor slab. Concrete to be a minimum 3000 PSI concrete with a minimum 6 x 6 x 10 x 10 wire mesh reinforcement. All slab penetrations shall be at Tenant's expense and must be approved in writing by Landlord.

      B.    Parking Areas, Roads and Sidewalks

            Landlord will provide paved, drained and lighted parking areas, together with access roads, sidewalks, directional signs and markers.

      C.    Utilities

            Landlord shall provide the following utilities:

            1. Sanitary Sewer - Landlord will install a sanitary sewer to the Tenant premises within an area and sized as indicated on the lease outline drawing.

            2. Domestic Water - Landlord will install domestic water to the Tenant premises within an area and sized as indicated on the lease outline drawing.

            3. Electrical Service - Landlord will install electrical conduit (without wiring) to the Tenant premises within an area indicated on the lease outline drawing. Electrical service shall be 277/480 volt, three phase, four-wire, for Tenant's lighting requirements. Conduit shall be sized to accommodate a service of 10 watts per square foot of floor area of the leased premises. Any increase in the conduit size or other hardware to accommodate electrical service in excess of the amounts stated herein shall be at Tenant's sole expense.

            4. Telephone - All telephone service to and within the leased premises shall be the sole responsibility of Tenant.

            5. Gas - No gas service will be available or permitted except with the written approval of Landlord. If such approval is granted, Landlord agrees to cause gas mains to be installed leading to Tenant's meter located at a point determined by Landlord. Connections from this point to the boundary line of the Tenant premises shall be provided by Tenant at Tenant's sole expense. Any further extension within the leased premises shall be constructed by Tenant at its cost. All connections and construction relating to supply of gas shall be subject to approval by all governing bodies.

            6. Sprinkler System - An automatic wet sprinkler supply main shall be brought to the leased premises within an area indicated on the lease outline drawing. At least one supply Tee connection shall be provided by Landlord. If required by the local governing authority, Landlord will provide sprinkler systems based on one sprinkler head per 100 square feet. Tenant will reimburse Landlord at the rate of $140.00 per sprinkler head. Any further modifications to the Landlord's sprinkler system will be the sole responsibility and at the sole expense of the Tenant.

            7. HVAC System - Tenant shall provide all systems facilities and equipment necessary for the distribution and control of the cooled air delivered to and within the leased premises.

      D.    Public Spaces

            1. Mall and Courts - The Malls and Courts shall be hard surfaced, lighted, heated and cooled.

            2. Service Corridors - Landlord shall complete all construction and finishes to service corridors.

            3. Service doors to Outside Service Areas - Where possible, a frame and door three feet (3'-0") in width without lockset shall be provided between the Tenant premises and outside service courts, unless Tenant premises can be served from a Landlord-provided service corridor, in which case Tenant will furnish and install a recessed door, frame and lockset.

            2. Mall and Courts - The Malls and Courts shall be hard surfaced, lighted, heated and cooled.

            3. Service Corridors - Landlord shall complete all construction and finishes to service corridors.

            4. Service doors to Outside Service Areas - Where possible, a frame and door three feet (3'-0") in width without lockset shall be provided between the Tenant premises and outside service courts, unless Tenant premises can be served from a Landlord-provided service corridor in which case Tenant will furnish and install a recessed door, frame and lockset.

            5. Public Toilet Facilities - Public toilet facilities shall be located outside of the Tenant premises at such locations as the Landlord shall determine.

      E.    Building

            1. Frame, etc. - The structural frame, columns, beams and roof deck shall be constructed of steel.

            2. Roof - The roof shall be built-up asphalt and gravel or other membrane roofing over insulation to provide a minimum "U" factor of.15.

            3. Exterior Walls - Exterior walls shall be of non-combustible construction with an exterior finish of suitable nature and of appropriate materials having a finished appearance and decorative quality designed by Landlord's Architect.

            4. Partitions - Partitions of exposed studs or exposed masonry shall, at Landlord's option, be provided between the Tenant premises and other Tenant areas. These partitions shall extend from finished floor to the underside of the roof.

            5. Space Heights - Landlord shall maintain a clear height of eleven feet (11'-0") above Tenant's finished floor slab unless otherwise indicated on the lease outline drawing.

            6. Neutral Strips - Where desirable in Landlord's opinion, a vertical neutral strip shall separate the leased premises from any adjoining Tenant premises; the center line of said strip may coincide with the vertical lines separating the leased premises.

III. TENANT WORK - The following work required to complete and place the leased premises in finished condition ready to open for business is to be performed by the Tenant at the Tenant's own expense. Tenant Work includes, but is not limited to, the following:

      A.    Food Court Storefronts

            The Food Court area is distinguished from the balance of the center by selected design features which the Tenant is required to incorporate into his storefront design, food service operation, and display of merchandise. In order to achieve the design continuity in the Food Court, the storefronts shall be constructed of ceramic tile which has been selected by the Landlord's Project Architect, and as set forth in the Tenant Design Criteria Handbook. Landlord has complete Design and Construction approval for all Tenant work.

            1. The Food Court area storefront of the leased premises shall be no less than 75% open. Security shall be provided by dark bronze anodized roll up or sliding grilles.

            2. The flooring used in the Food Court public spaces shall be carried into the leased premises to the base of any counters, gondolas, merchandise display units and any other visible areas. This material shall be provided and installed by Tenant.

            3. All counters, serving lines, display units, etc. shall be located as indicated on the lease outline drawings.

            4. Tenant shall submit for Landlord approval, a complete palette of materials and colors to be used within the store.

      B.    Signs

            In order to assure an orderly and aesthetically coordinated signing, plans for all Tenant's signs must conform to Exhibit "D" hereto attached and the Tenant Design Criteria Handbook and before installation must be approved by Landlord. Sign drawing submittals shall include not only all storefront signage, but also all menu board and other graphic material intended for use in the store. No permission is granted, expressed or implied to permit Tenant to erect an exterior sign of any type.

      C.    Ceiling

            1. Tenant shall provide all finished ceilings and coves within the leased premises, the height of which shall not exceed eleven feet (11'-0") above the finished floor, unless specifically approved by Landlord.

            2. Tenant ceilings shall be non-combustible Class A acoustic tile, gypsum board and/or plaster, suspended by adequate noncombustible suspension systems to conform to final requirements of governing authorities.

            3. The space above the ceiling line, which is not occupied or allotted to Landlord Work (structural members, duct work, piping, etc.) may be used for the installation of suspended ceiling, recessed lighting fixtures and duct work, and shall not contain any combustible material.

                  Tenant shall provide twenty-four inch by twenty-four inch (24" x 24") access panels in the ceiling within the leased premises at dampers and elsewhere as required by Landlord to provide access to equipment.

                  Expansion joints are installed as a necessary function of this structure. These joints do not occur in all Tenant spaces, and those spaces in which they occur shall be clearly identified. The ceiling expansion joint shall be a complete installation by Tenant.

      D.    Walls

            1. Tenant shall provide all interior walls and curtain walls within the leased premises, including all interior lath and plastering and gypsum board thereon, and including lath and plastering, or dry wall on Landlord's exposed masonry or stud party wall partitions. Dividing wall between Tenant premises shall meet code requirements and be continuous from floor to the underside of the roof deck. Tenant will fireproof according to code all steel columns within the premises, including sides of columns within Tenants' demising walls. Tenant shall provide bracing and/or studs as necessary to support wall mounted fixtures. Cracks, joints and openings in walls are to be filled with appropriate fire resistive materials. Top of demising walls joining roof deck, beams or joists must be sealed airtight. Tenant shall insulate and seal to deck, bulk head above Tenant lease line as shown on lease outline drawing.

            2. Tenant shall provide insulation blankets of non-combustible glass fiber or spun mineral fiber, with flame spread rating not exceeding 25, open-faced, foil-covered on vapor barrier side in widths sized to fit snugly between Landlord provided structural members as shown on the lease outline drawings for all exterior walls. The wall construction shall provide a minimum "U" value of.30. If Landlord utilizes tilt-up or masonry construction, Tenant will be required to install insulation and fireproofing to meet the values herein or requirements of the Code for Energy Conservation in New Building Construction, whichever is higher.

            3. Tenant will not be permitted to install openings in exterior or interior demising walls for any purpose without the prior written approval of Landlord. Such approved openings will be Tenant's responsibility and installed at its expense by the Landlord's general contractor or by Tenant's contractor with Landlord's approval.

            4. Expansion joints are installed as a necessary function of this structure. These joints do not occur in all Tenant spaces, and those spaces in which they occur shall be clearly identified. The wall expansion joint shall be a complete installation by Tenant.

      E.    Interior Painting

            All interior painting and decoration shall be provided by Tenant.

      F.    Floor Coverings

            All floor coverings and floor finishes, including recesses for special floor finishes, are Tenant's responsibility. It is Tenant's responsibility to join neatly and flush to the mall finish provided by Landlord. Jointage of materials on floor at Tenant's storefront control limits joint shall be joined by caulking if applicable.

            Tenant may elect to set back storefront element within the leased premises. If such set-back storefront configuration is established, Tenant shall furnish and install flooring material identical in quality, color and pattern to the adjacent mall flooring and caulk at Tenant's storefront control limits joint. Tenant is encouraged, but not required, to contact Landlord's Project Manager to arrange for purchase of floor materials at storefront.

            Expansion joints are installed as a necessary function of this structure. These joints do not occur in all Tenant spaces, and those spaces in which they occur shall be clearly identified. The floor expansion joint shall be a complete installation by Landlord, and it shall be Tenant's responsibility to install finish floor covering material to this joint in a workmanship manner. Landlord will not accept responsibility for finished floor material installed over the expansion joint.

      G.    Show Window Backgrounds

            All show window backgrounds, show windows, show window floors and ceilings, and show window lighting installations are Tenant's responsibility

                                    ADDENDA

This Addenda dated this day of 23 day of March, 1988 is attached to and made part of this Lease Agreement by and between ROY M. SMITH AND W. M. BEVLY, D/B/A PADRE STAPLES MALL, Landlord, and . Rainbolt,... d/b/a Casa Ole, Tenant.

                                  ARTICLE 4(a)
                                     RENTAL

Tenant agrees to pay as rental for the use and occupancy of the leased premises, at the times and in the manner hereinafter provided, the following sums of money:

(a) MINIMUM ANNUAL RENTAL: Tenant, in consideration of said demise, does hereby covenant and agree with Landlord to pay to Landlord without deduction or set-off of any kind, the sum of THIRTY-NINE THOUSAND ONE HUNDRED NINETY AND N0/100 DOLLARS ($39,190.00) per annum from the date of opening or August 1, 1988, whichever is earlier, for the first sixty (60) months of this lease; FORTY-SEVEN THOUSAND TWENTY-EIGHT AND N0/100 DOLLARS ($47,028.00) per annum for the sixty-first (61st) month through the one hundred twentieth (120th) month of this lease; and FIFTY-FOUR THOUSAND EIGHT HUNDRED SIXTY-SIX AND N01100 DOLLARS ($54,866.00) per annum for the one hundred twenty-first (121st) month through the expiration of this lease term as minimum annual rental (the "Minimum Annual Rental") for said leased premises.

                                  ARTICLE 4(c)
                               PERCENTAGE RENTAL

Date of opening or August 1, 1988, whichever is earlier, through the first sixty (60) months:

                                  $653,166.67

Sixty-first (61st) month through the one hundred twentieth (120th) month:

                                  $783,800.00

        One hundred twenty-first (121st) month through the expiration of this lease term:

                                  $914,433.00

                                   ARTICLE 4
                                  RENT CREDIT

Notwithstanding anything in this Addenda to the contrary, during each of the first twenty-four (24) months after the Rental Commencement Date (i) Tenant may offset, as a rent credit, the sum of THREE THOUSAND TWO HUNDRED SIXTY-FIVE AND N0/100 DOLLARS ($3,265.00) per month Against Minimum Annual Rental otherwise due hereunder, and (ii) Tenant shall not be obligated to pay percentage rent, the marketing service fee referred to in Article 37(a) or participate in the joint ads referred to in Article 37(b). All other rentals and charges due Landlord hereunder shall be due and payable from the Rental Commencement Date.

                                   ARTICLE 46
                                 SUBORDINATION

Notwithstanding anything in this ARTICLE 46 to the contrary, Landlord agrees to subordinate the security interest granted by this ARTICLE 46 to any bona-fide third party lender or equipment lessor of Tenant, provided such subordination is on such terms and conditions and in such form approved by Landlord.




          /s/ JRG                                       /s/ RS  /s/ WMB
-------------------------------                 -------------------------------
      TENANTS INITIAL                                  LANDLORD'S INITIAL


                               PAGE 1 OF ADDENDA

                                    ADDENDA

This Addenda dated this 23 day of March, 1988, is attached to and made part of this Lease Agreement by and between ROY M. SMITH AND W. M. BEVLY, D/B/A PADRE STAPLES MALL, Landlord, and Rainbolt, Inc. d/b/a Casa Ole, Tenant.

                                   ARTICLE 48
                               FRANCHISE AGREEMENT

Tenant warrants and represents to Landlord that it is a bona-fide franchisee of Casa Ole' and has the exclusive right to operate a Casa Ole' Mexican Restaurant at the shopping center for the full term of this lease. Tenant recognizes that Landlord would not enter into this lease, but for the fact that Tenant is to operate Casa Ole' Restaurant at the leased premises for the full term of this Lease and in the event Tenant ceases to operate the leased premises as a Casa Ole' franchisee under the trade name Casa Ole' as a result of the termination of Tenant's franchise agreement or otherwise, same shall at Landlord's option constitute a default under this Lease.

                                   ARTICLE 48
                               EARLY TERMINATION
                                    (MUTUAL)

Landlord and Tenant shall each have the right to terminate this lease on the last day of the month next following the expiration of ninety (90) days after the tenth (10th) anniversary of the date on which rental is determined to commence, if, and only if, Tenant does not achieve net sales of SEVEN HUNDRED FIFTY THOUSAND AND N0/100 DOLLARS ($750,000.00) or more for at least one (1) year of the eighth (8th), ninth (9th), and tenth (10th) years after the rental commencement date, provided that the party so terminating gives the other written notice of such election to terminate no later than the sixtieth (60th) day after the end of the tenth (10th) year. Tenant's right to terminate pursuant to this Article is contingent upon Tenant not being in default of any provision of this lease.

                                   ARTICLE 49
                                    POP-OUT

Tenant shall have the right, provided Landlord first approves in writing the size, location and plans and specifications for same, to construct in accordance with the provisions of Exhibit C, a "pop-out" of the leased premises along the present southern demising line of the leased premises at Tenant's sole cost and expense. Such pop-out shall be constructed no later than the date which is 90 days after Landlord approves Tenant's plans same and in no event later than the third(3rd) year after the rental commencement date. In the event Tenant constructs such pop-out, Tenant's Minimum Annual Rental shall increase by an amount equal to the product of $10 (Ten Dollars) ($12.00, years 6-10 and $14.00,years 11-15) times the number of square feet in the pop-out and such additional square footage shall be added to the leased premises for all purposes (including but not limited to the calculation of additional rentals and charges), provided however, that for the first twenty-four (24) months after the pop-out space is completed, Tenant shall not be obligated to pay the increase in Minimum Annual Rental and increase in marketing service fee




          /s/ JRG                                       /s/ RS  /s/ WMB
-------------------------------                 -------------------------------
      TENANTS INITIAL                                  LANDLORD'S INITIAL



                               PAGE 2 OF ADDENDA

                                    ADDENDA


This Addenda dated this 23 day of March, 1988, is attached to and made part of this Lease Agreement by and between ROY M. SMITH AND W. M. BEVLY, D/B/A PADRE STAPLES MALL, Landlord, and Rainbolt, Inc. d/b/a Casa Ole, Tenant.

                               ARTICLE 49 cont'd.

attributable to such increase in square footage. It is understood and agreed by Tenant that Landlord must obtain certain approvals before Landlord can permit Tenant to construct such pop-out, and Landlord's obligations under this Lease are expressly contingent on obtaining such approvals. In the event Landlord has not notified Tenant that it has obtained such approvals by April 1, 1988, either party at its option can cancel this lease by giving the other party written notice at any time prior to the date Landlord subsequently gives Tenant written notice that it has obtained such approvals.

                                  ADDEN90.044
                                     022588

In the event tenant constructs said "pop out" tenant shall be entitled to "recapture" from 1/2 the percentage rent which tenant owes Landlord if any for the first sixty (60) months after the pop out space is completed, tenants actual out of pocket construction cost (excluding soft costs) incurred in connection with such pop out. Tenant's right of recapture shall be contingent upon tenant furnishing Landlord upon demand copies of all receipts, paid invoices, cancelled checks, work orders or other proof of payment Landlord requires which accurately evidences tenants out of pocket construction cost. In no event shall tenants right of recapture (i) apply to any rent or other rent or charges owed Landlord, except percentage rent (ii) extend beyond such sixty
(60) month period regardless of whether or not tenant has recaptured any or all of its construction cost or (iii) exceed forty thousand dollars ($40,000).




          /s/ JRG                                       /s/ RS  /s/ WMB
-------------------------------                 -------------------------------
      TENANTS INITIAL                                  LANDLORD'S INITIAL


                               PAGE 3 OF ADDENDA

STATE OF TEXAS

COUNTY OF NUECES

     BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared ROY M. SMITH and M. W. BEVLY, owners of PADRE STAPLES MALL, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 23 day of March, 1988.

                                            /s/ NANCY A. HAYES
                                            -----------------------------------
                                            NOTARY PUBLIC IN AND FOR THE
                                            STATE OF TEXAS

                                            [SEAL]
                                            NANCY A. HAYES, Notary Public
                                            In and for the State of Texas
                                            My commission expires Dec. 23, 1990
                                            -----------------------------------
                                            TYPED OR PRINTED NAME


MY COMMISSION EXPIRES:
       9-15-91
------------------------------------
STATE OF   Texas
        ----------------------------
COUNTY OF   Victoria
         ---------------------------

     Before me, the undersigned authority, a Notary Public in and for said County and State, personally appeared Jack R. Goodwin, the President of Rainbolt, Inc., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that (s)he executed same as the act and deed of said corporation, and in the capacity therein stated.

     WITNESS MY HAND AND SEAL this 4th day of March, 1988.

                                            /s/ SYLVIA HARTLEY
                                            -----------------------------------
                                            NOTARY IN AND FOR THE
                                            STATE OF   Texas
                                                    ---------------------------
                                            Sylvia Hartley
                                            -----------------------------------
                                            TYPED OR PRINTED NAME


MY COMMISSION EXPIRES:

-----------------------------------
STATE OF
        ---------------------------
COUNTY OF
         --------------------------


     Before me, the undersigned authority, a Notary Public in and for said County and State, personally appeared ________________, who acknowledged that
(s)he executed the foregoing instrument as his/her act and deed.

     WITNESS MY HAND AND SEAL this ___ day of ______________ 19___.


                                            -----------------------------------
                                            NOTARY PUBLIC IN AND FOR THE
                                            STATE OF
                                                    ---------------------------

                                            -----------------------------------
                                            TYPED OR PRINTED NAME
MY COMMISSION EXPIRES:

-----------------------------------

      Expansion joints as installed as a necessary function of this structure. These joints do not occur in all Tenant spaces, and those spaces in which they occur shall be clearly identified. The floor expansion joint shall be a complete installation by Landlord, and it shall be Tenant's responsibility to install finish floor covering material to this joint in a workmanship manner. Landlord will not accept responsibility for finished floor material installed over the expansion joint.

G.    Show Window Backgrounds

      All show window backgrounds, show windows, show window floors and ceilings, and show window lighting installations are Tenant's responsibility.

H.    Furniture, Fixtures and Signs

      Tenant shall install all furnishings, trade fixtures, signs, and related parts, including installation. Location and design of all signs are subject to prior written consent of Landlord.

I.    Plumbing

      All plumbing fixtures are to be installed by Tenant except utility service to the area, including a properly sized water meter, if the same is required by Landlord, in which latter event Tenant shall make any required utility deposits.

J.    Water Heater

      Domestic electric water heater should be installed by Tenant, where required, including final connections.

K.    Toilet Room

      A toilet room is required.

      Tenant is responsible for furnishing and installation of wiring, lighting, fixtures, mechanical toilet exhaust systems, vents, towel cabinets, soap dishes, hand driers, deodorizers, mirrors and other similar items in toilet rooms within the leased premises.

L.    Cooled Air Systems

      1. Tenant shall provide all systems facilities and equipment necessary for the distribution and control of the cooled air delivered to and within the leased premises.

      2.


      3. In the event that Tenant's supply air requirements deviate from the air quantity scheduled for his space on Landlord's mechanical drawings, which is based on a lighting and miscellaneous load of 5.5 watts per square foot, Tenant shall be responsible for and assume additional costs, based on $1700.00 per ton, which may be required to permit Landlord to accommodate Tenant's requirements.

      4. Tenant shall arrange and pay for a certified test and air balance for its space, within two (2) months after completion of the construction. A certified air balance report shall be submitted to the Landlord for final review and approval. In the event that Landlord requires adjustments to Tenant's air distribution, Tenant shall pay all costs related thereto.

      5. Supply air for a complete exhaust system from kitchen dining room, cafeteria area, pet shops,beauty salons and other Tenants who may emit odors in Landlord's opinion, must be by Tenant-furnished and installed air fans. Tenant shall design, furnish and install a complete supplementary make-up air system, complete with all required heating and cooling as required to meet Tenant's specific needs.

           Maximum Exhaust Air shall be based on codes and special requirements. Food or other odors from kitchen, dining rooms and cafeterias must be exhausted to atmosphere through Tenant-furnished and installed exhaust system equipped with a high velocity vertical air discharge exhaust fan equal to Penn Ventilator Co. Fume X. The manufactured fan unit shall be modified by the addition of a fabricated venturi type duct adaptor to assure a discharge velocity of 2000 F.P.M. The exhaust fan shall be provided with a drainage area at the bottom of the unit complete with a residue trough equipped to be cleaned periodically by Tenant. The location of the exhaust fan shall be such as to avoid contaminating air intakes to other tenants as specifically approved in writing by Landlord, and in general, shall not be installed closer than fifteen feet (15-0") to any outside air intake. Tenant's plans and specifications shall clearly define the exhaust equipment to be furnished and installed by Tenant at Tenant's expense. Landlord shall approve final equipment selection, in writing, before equipment is erected.

      6. Tenants who provide their own roof-top mounted cooled air units or other equipment shall have the

M.    Gas

      If gas service is made available, Tenant shall provide a gas service cut-off, and shall install its own gas meter and shall install all gas connections and piping to and within the leased premises.

N.    Mechanical Equipment

      All mechanical equipment, including dumb-waiters, elevators, escalators, freight elevators, conveyors and their shafts and doors located within the leased premises, including electrical work for these items, are Tenant's responsibility.

O.    Electrical

      1. Tenant shall install fused main disconnect, A1 interior distribution panels, lighting panels, (except those relating to Landlord's cooled air system), transformers, outlet boxes, switches, outlets and wires to and within the leased premises (except conduit to lease space provided by Landlord) and all other electrical equipment relating to Tenant's space as may be necessary, whether located within demised premises or at a remote location. Tenant shall provide electrical conduit boxes in the concrete floor slab, walls, and ceiling, including all other electrical equipment, as required to permit Landlord to construct his work as outlined in Landlord Work. All electrical work shall be installed in accordance with correct National Electric Code and other approving authorities.

      2. All electrical fixtures, including lighting fixtures and equipment and installation thereof is Tenant's responsibility.

      3. All ceiling lighting fixtures which are fluorescent shall be recessed and shall have lenses. There shall be no exposed tube or surface mounted fluorescent lighting fixtures installed in any public space or sales area. Surface mounted fluorescent fixtures shall be permitted in non-sales areas.

      4. All systems and conduit where required for intercommunication, music, antenna, material handling or conveyor, burglar alarm, vault wiring, fire protection alarm, time clock and necessary telephone equipment and telephone wires in the leased premises are to be installed by Tenant.

      5. Tenant must install feeder cable from Landlord's facilities to the leased premises, including all connections.

      6. Electrical drawing submittals to Landlord must include a tabulation of the electrical load, including quantities and size of lamps, appliances, signs, and water heater.

      7. The total load within the Tenant's space shall be balanced to within ten percent (10%) on each of the three (3) phases provided.

      8. Tenant shall furnish and install time clocks for control of Tenant signs and show window lighting.

P.    Sprinkler System

      Tenant shall contract for a wet type fire protection sprinkler system compatible with Landlord's system and it shall be installed throughout the leased premises by Tenant in accordance with, but not limited to, the following requirements:

      1. All work shall be in accordance with the requirements of, and be approved by Landlord's underwriter and the appropriate state governing authorities. If required by the governing authorities, Landlord will provide sprinkler systems based on one sprinkler head per 100 square feet. Tenant will reimburse Landlord at the rate of $140.00 per sprinkler head. Any further modifications to the Landlord's sprinkler system will be the sole responsibility and at the sole expense of the Tenant.

      2. Before proceeding with any installation work, Tenant shall forward a set of reproducible engineered sprinkler plans to Landlord which bear the written approval of appropriate state governing authorities. Upon completion, and before Tenant takes possession of the leased premises, Tenant shall submit written proof from the Landlord's underwriter that the system was inspected and approved.

      3. Tenant's installation shall provide for a minimum temperature of forty degrees F (40 degrees F) in all areas in which the sprinkler lines are installed.

      4. Landlord shall furnish a flanged connection Tee on the building's sprinkler distribution main, capped with a test blank. Tenant Work begins at this point. The test blank shall not be removed until the Tenant's system has been pressure tested by approved method and certified in the field by the inspecting authority.

      5. Any damage caused by Tenant to Landlord's sprinkler system may be repaired by Landlord at Tenant's expense.

      6. An electrically activated alarm device, if required, shall be installed by Tenant.

      7. Tenant shall provide all facilities for properly draining the system, and any necessary test valves or equipment required, if deemed necessary by inspecting authority.

      8. Landlord's sprinkler main will become active on a schedule established by Landlord. Should Tenant require the Landlord's sprinkler mains be drained, it shall be done by Landlord's contractor at Tenant's expense.

      9. Tenant's sprinkler system shall be based on the following coverages, subject to approval of design by Landlord's underwriter and any governing authorities.

            a.    Maximum coverage per head: 120 sq. ft.

            b.    Minimum coverage per head: 90 sq. ft.

            If Tenant's design requires less area than ninety (90) square feet per sprinkler head, and said design compels Landlord to increase service to Tenant, Tenant shall pay all costs, expenses, and charges incurred by Landlord by reason of such increase of service.

      10. Landlord's fire underwriter shall from time to time during the term of this lease have the right to inspect the fire protection system and the component parts thereof. Such system shall at all times comply with the requirements of such underwriter and shall meet the conditions established for approval.

      11.   Restaurant Tenants

            Automatic Extinguishing Equipment - Tenant shall furnish and install automatic extinguishing equipment in accordance with the National Fire Protection Association Standard 96, latest edition,
            Section 10, in all food preparation areas.

            Basic guidelines for the installation are contained herein and listed below.

            The extinguishing system should be Underwriter's Laboratories, Inc., approved, pre-engineered system with at least the following features:

            a.    Protection of the hood and duct must be provided.

            b. The system should include surface protection for deep fat fryer, griddle, broiler and range.

            C. Automatic devices should be provided for shutting down fuel or power supply to the appliances getting the surface protection. It should be noted that these devices must be of the manual reset type and not automatic reset. In addition, gas fired cooking equipment must have a permanent notice posted at the reset device cautioning the operator to shut off the gas at all appliances before resetting the device.

            d. A readily accessible means to manually actuate the fire extinguisher equipment shall be provided in a path of exit and shall be clearly identified. This means shall be mechanical and shall not rely on electric power for actuation.

            e. National Fire Protection Association Standard 96 calls for the installation of these systems to be made only by persons properly trained and qualified by the manufacturer of the system being installed. Tenant shall also have an inspection agreement for regular routine inspection with an approved firm whose personnel are properly trained and qualified (by the manufacturer) to perform these inspections. A copy of this agreement shall be filed with Landlord. The agreement shall remain in effect the full term of this lease.

            f. If dry chemical systems are used, the exhaust fan must run during the actuation of the extinguishing system in order to draw the dry chemical extinguishant up through the duct work.

            g. Before the system is fabricated and installed, the system vendor should submit plans and other pertinent information on the proposed system to Landlord for review and approval.

            h. All exhaust system duct work and exhaust fans used for exhausting cooking odors and grease contaminated air shall be cleaned on a regular schedule by an established contractor engaged in that type of service. This cleaning will occur at intervals often enough to insure against grease accumulation in exhaust system, thus eliminating the possibility of fires in the system. A copy of this agreement shall be filed with Landlord. Tenant shall cause this agreement to remain in effect the full term of this lease.

      Q.    Fire Extinguisher Requirements

            Tenant shall furnish and install fire extinguishers throughout the leased premises as required by governing authorities.

       R.    Doors and Exiting Requirements

            1. Tenant will furnish recessed rear exit door, hardware and framing from leased premises to Landlord provided service corridor.

            2.    Tenant will be responsible for adherence to existing codes.

            3. Tenant will maintain a clear exiting path through the stockroom to Tenant's rear door for those Tenant premises that contain a rear door.

      S.    Pest Control

            In order to maintain the highest quality of standards in selling food and beverage items to be consumed by the public, the Tenant shall contract with a licensed pest control service. The maintenance of this service shall occur at intervals often enough to insure against any insects or pests. A copy of the agreement between pest control service and Tenant must be filed with center manager. Tenant shall cause this agreement to remain in effect the full term of this Lease.

IV.   General Provisions

      All work performed by Tenant shall be governed in all respects by, and be subject to, the following:

      A. Landlord shall have the right to require Tenant to furnish payment and performance bonds or other security in a form satisfactory to Landlord for the prompt and faithful performance of Tenant Work, assuring completion of Tenant Work with a provision that Landlord will be held harmless from payment of any claim either by way of damages or liens on account of bills for labor or material in connection with Tenant Work. Tenant agrees to deliver to Landlord, upon completion of construction, a complete "Release of Liens" from all Tenant contractors or material suppliers who have contracted with or furnished Tenant work or materials, on forms provided by Landlord.

      B. It is understood and agreed between Landlord and Tenant that costs incurred by Landlord if any, as a result of Tenant's failure or delay in providing the information as required in this Exhibit C and in the lease to which this Exhibit C is attached, shall be the sole responsibility of Tenant and Tenant will pay such costs, if any, promptly upon Landlord's demand.

      C. Tenant's work shall be coordinated with that of Landlord and other Tenants in the Shopping Center to such extent that Tenant's Work will not interfere with or delay completion of other construction work in the Shopping Center. Tenant will at all times enforce strict discipline and good order among its contractors and employees hired to perform Tenant's Work and Tenant will not employ, on the work, any unfit person or anyone not skilled in the work assigned to him or any workman that will cause labor disputes or stoppages among other contractors performing work in the Shopping Center.

      D. Plans and specifications must have written approval of Landlord, as well as all governing bodies having jurisdiction. These documents plus supporting calculation data must be submitted for written approval of Landlord before any contracts are let. Tenant will furnish complete plans to Landlord for approval prior to construction.

            Method of submittal of Tenant's plans and specifications will be detailed with transmittal of Lease Drawing.

      E. Tenant shall prepare all plans and perform all work to comply with all governing statutes, ordinances, regulations, codes and insurance rating boards; take out all necessary permits and obtain certificates of occupancy for the work performed, all subject to Landlord's approval. Landlord's approval of Tenant's plans does not relieve Tenant of its obligation to complete the development in accordance with the terms of the lease agreement, nor does it relieve Tenant of the necessity of complying with the laws, rules, regulations and requirements of local governing authorities. Certificates of Occupancy, or copy thereof, shall be filed with Landlord before Tenant opens for business.

            Landlord reserves the right to require changes in Tenant Work at Tenant expense when necessary by reason of code requirements.

      F. Tenant shall comply with any existing or future city, state or federal regulations or legislation regarding the control of pollution as it applies to the Tenant's operation.

      G. Landlord, Tenant or utility company shall have the right, subject to Landlord's approval to run utility lines, pipes, roof drainage pipe, conduit, wire or duct work, where necessary, through attic space, or other parts of the leased premises, and to maintain this installation in a manner which does not interfere unnecessarily with Tenant's use thereof. It shall be Tenant's responsibility to provide access panels in its finish work where required by Landlord.

      H. Tenant and its contractor must comply and conform to all of the requirements of the OSHA Act, and no exceptions will be recognized.

I.    Construction Activities

      1. During the leased premises interior construction, Tenant shall use rear opening to the leased premises for moving in/ out of materials, for those Tenant premises that contain a rear door.

      2. Use of the Enclosed Mall shall be kept to a minimum, and shall be for those tenant premises not served by a rear door. Tenant shall be responsible for any damage caused by Tenant or its contractors to any Enclosed Mall finishes.

      3. If the leased premises are not complete and ready to open pursuant to the provisions of Exhibit C of the Lease, Tenant, at is expense, shall install a temporary store front shielding the interior of the leased premises from the Enclosed Mall, the design and construction of which temporary store front shall be previously approved by Landlord. If Tenant fails to timely install said temporary store front, Landlord shall have the right to do so at Tenant's expense.

      4. All roof cuts and openings shall be performed by Landlord's roofer at Tenant's expense. Location, size and design of roof vents, hoods and caps shall be approved by Landlord. Landlord reserves the right to approval of any equipment to be placed on the roof. Tenant shall install equipment at locations where structural reinforcement are provided. All roof openings or changes in structural design caused by Tenant's equipment shall be made by Landlord and paid for by Tenant.

      All drilling, welding, or other attachment to the structural system must be approved by Landlord in writing before work is begun.

J.    Temporary Services

      1. Temporary electrical service, when available, will be provided by Landlord during construction from designated areas. Tenant shall not connect temporary lines to the power source for service to the leased premises without the written consent of Landlord, which consent shall be requested in writing. The cost to Tenant for this service shall be $250.00 per month or six (6) cents per square foot of floor area within the leased premises, whichever is greater Payment for this cost is to be remitted to Landlord in advance, on or before the first day of each month after service is initiated and shall continue until permanent electric service has commenced or one-time central billing.

      2. Landlord will, during the periods of initial construction and Tenant fixturing and merchandise stocking, make available a trash removal service from designated areas. Tenant shall be responsible for breaking down all boxes and placing trash in appropriate containers in such areas. Tenant's cost for this service shall be remitted to Landlord in advance, on or before the first day of each month after service is initiated on the following basis:

                               Area of Leased Premises                                Monthly Charge in $
                               30,001 sq. ft. or more                                       $250.00
                               20,001 sq. ft. to 30,000 sq ft.                              $235.00
                               15,001 sq. ft. to 20,000 sq ft.                              $220.00
                               10,001 sq. ft. to 15,000 sq ft.                              $210.00
                                5,001 sq. ft. to 10,000 sq ft.                              $200.00
                                2,00I sq. ft. to 5,000 sq ft.                               $185.00
                                2,000 sq. ft. or less                                       $175.00

            Tenant is cautioned against allowing trash to accumulate within its area or in the corridor, mall or arcade adjacent to Tenant's space. Should Landlord be forced to remove Tenant's or Tenant contractor's trash because of failure to remove trash, the charge will be two
            (2) times Landlord's actual cost, but in no event less than $200.00.

K.    Insurance

      Prior to the commencement of Tenant Work and continuously until completion and acceptance by the owner, Tenant shall effect and maintain Builder's Risk Insurance or an Installation Floater covering Landlord, Tenant and Tenant's Contractors, as their interest may appear, against loss or damage by fire, "Extended Coverage Endorsement," Vandalism and Malicious Mischief, and "All Risk" upon all Tenant Work in place and all materials in transit and stored at the site of Tenant's Work and elsewhere for the full insurable value thereof at all times. All other materials equipment, supplies and temporary structures of all kinds incidental to Tenant Work shall remain at the risk of the Tenant and be insured. In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of the use of the leased premises for the performance of Tenant Work, and claims, fines, and penalties arising out of the failure of Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirement applicable to Tenant Work and to effect and deliver to Tenant and Landlord prior to commencement of said work and maintain continuously until completion of said work certificates with a thirty (30) day notice of cancellation or non-renewal evidencing the existence of the following insurance coverages:

      1. Workmen's Compensation Insurance in accordance with the laws of the State in which the property is located, including Employer's Liability Insurance to the limit of $100,000.00.

      2. Comprehensive General Liability Insurance, including Contractual Liability recognizing the liability imposed by this lease and including product and/or completed operations liability against bodily injury, including death, and personal injury for $1,000,000.00. Bodily injury for any one occurrence and against property damage insurance for $500,000.00 or a combined single limit policy of $1,000,000.00. The policy shall not exclude the explosion, collapse, or underground property damage liability hazard.

      3. Automobile Liability Insurance covering owned and non-owned automobiles for bodily injury including death for a limit of $1,000,000.00 for any one occurrence and property damage for a limit of $500,000.00 for any one occurrence, or a combined single limit policy of $1,000,000.00.

L. Should Tenant request that the Landlord perform some of "Tenant Work" as outlined in Exhibit C, and Landlord agrees to perform such work, within the leased premises prior to, during or after Tenant commences construction, Tenant agrees to execute a Work Order directing Landlord to perform said work at an agreed price plus twenty percent (20%) administrative charge, provided a provision for Landlord to perform such work is not included in other exhibits of this lease. Tenant may be billed for the work completed in whole or in part as construction progresses and agrees to pay Landlord within thirty (30) days after request for payment.

M.    Tenant shall design space in accordance with applicable energy codes.





          /s/ JRG                                       /s/ RS  /s/ WMB
-------------------------------                 -------------------------------
      TENANT'S INITIAL                                 LANDLORD'S INITIAL

                                  EXHIBIT "D"
                              Tenant Sign Criteria

A.    Purpose, Administration, and Responsibility

      The purpose of this Sign Exhibit is to establish a quality atmosphere while creating an environment which produces maximum traffic and promotes the greatest sales for all Tenants in the Shopping Center.

      Tenant's storefront signing must be unique, original, in proportion, in excellent taste, and will be approved only after this criteria has been demonstrated to the Landlord.

      Detail drawings, in triplicate and one set of sepias, as well as samples of materials and colors to be used for each sign, must be prepared and submitted by Tenant in conjunction with the storefront design information. Sign drawings must be approved in writing by the Landlord before the sign may be installed. No Tenant will be allowed to open without an approved sign.

      Tenant's sign drawings and submittal must include the following:

      1. Elevation view of storefront showing sign (drawn to accurate scale) with dimensions of height of letters and length of sign.

      2.    Color sample of sign.

      3.    Color sample of sign letters (unless they are to be WHITE).

      4. Cross section view through sign letter and sign panel showing location of sign relative to the storefront line and showing the dimensioned projection of the face of the letter from the face of the sign panel. The drawings shall also show other elements such as soffits, canopies, and the relationship of the sign to the other elements of the storefront, especially the vertical facia.

      The Landlord shall not be responsible for the cost of refabrication of signs fabricated, ordered or constructed, that do not conform to the sign criteria.

      All signs, permits and related or resulting construction shall be Tenant's responsibility, and all signs shall be installed with the approval of the Project Supervisor. No sign maker's identification tabs or stickers shall be permitted. Sign contractor shall repair any damage to any work caused by his work. All signs must conform to Local Building and Electrical Codes.

B.    Criteria - Interior Signs

      Tenant will not erect signs except in conformity with the following policy:

      Wording shall be limited to the name of the store; however, each party's customary signature or logo, hallmark, insignia, or other trade identification will be respected.

      All signs must be compatible to colors and materials of Tenant's storefront and submitted to the Landlord for approval.

      All signs must be internally illuminated, and connected to Tenant's electric service.

      Light boxes will not be permitted.

      Signs with individually illuminated letters should have lamps or tubes entirely concealed within the depth of the letter with translucent plastic face with no visible openings. Maximum brightness allowed for interior (Enclosed Mall) signs will be 100 foot lamberts taken at the letter face and must comply with all building and electrical codes.

      Reverse channel letter signs are not permitted.

      The size of all Tenant's signs shall be limited. The scale and concept of the Enclosed Mall requires the use of signs which are not larger than necessary to be legible from within the Enclosed Mall. Thus, except for department store signs, Tenant's signs shall be located within the limits of its storefront and shall not project more than six inches (6") beyond the store front and shall conform to the following maximum height criteria:



             (1)    Up to 30' storefront: . . . . . . . . . . .  18" capitals, 12" lower case all capital letters 15"

             (2)    30' to 60' storefront:  . . . . . . . . . .  21" capitals, 15" lower case all capital letters 18"

             (3)    60'and over storefront: . . . . . . . . . .  24" capitals, 18" lower case all capitals letters 21"

In addition to complying with the above criteria, signs in the Enclosed Mall shall be limited in length to seventy percent (70%) of Tenant's frontage on the Enclosed Mall, and shall in no case exceed a length of thirty feet (30'-0").

Signs and identifying marks shall be placed entirely within the boundaries of the leased premises with no part higher than twelve feet (12'-0") above the finished floor line, nor shall any projecting sign be located closer than eight feet (8'-0") to the finished floor line, but in no event shall such a sign extend above the wall or parapet upon which it is mounted.

The total sign area (rectangle enclosing each group of letters, symbols or logos) shall not exceed ten percent (10%) of the area of the storefront, and shall be located at least thirty inches (30") from each lease line.

Except as otherwise approved in writing by Landlord, only one (1) sign per Tenant will be permitted within the Enclosed Mall area. Corner Tenants must have two (2) such signs, one on each mail front.

Signs may be installed at right angles to the mall storefront provided that they are wholly contained within the lease line of the leased premises and otherwise conform to the provisions of these regulations and criteria. Said signs may not exceed fifty inches (50") in width and eighteen inches (18") in height.

No other sign, advertisement, notice, decal or other lettering shall be exhibited, inscribed, painted, affixed on any part of any storefront, unless specifically approved by the Landlord.

Paper signs and stickers are prohibited.

Exposed neon tubes forming letters or logs: This type of signage is encouraged, especially in food court Tenant spaces. It is to be used in a decorative as well as an informative fashion, and shall be allowed only at the discretion of Landlord on an individual basis.

There shall be no exposed conduits, raceways, transformers, or other electrical connections.

Signs of the flashing, blinking, rotating, moving, or animated types or audible type signs are not permitted.

Sign company names or stamps shall be concealed (Code permitting).

Banners or flags are prohibited.

Tenant shall not install any roof top signs.

Pylon signs are not permitted, except at the locations shown on the site plan and they shall be subject to the approval of the parties hereto as to the design and size.

No signs will be permitted at the rear of any building, except in the case of stores with customer entrances opening directly onto the parking areas and only as approved by the Landlord in writing.

All non-customer service doors for receiving merchandise will have a standard block letter sign with the name of the Tenant and mall address. These signs will be furnished by Landlord to Tenant at a cost of $20.00 per sign to be paid within thirty (30) days of opening of Tenant's store.

Public safety decals or artwork on glass in minimum sizes to comply with applicable Code, subject to the approval of Landlord may be used, as required by building codes or other governmental regulations.



          /s/ JRG                                       /s/ RS  /s/ WMB
-------------------------------                 -------------------------------
      TENANTS INITIAL                                  LANDLORD'S INITIAL

                                  EXHIBIT "E"
                                   GUARANTY

        FOR VALUE RECEIVED and in consideration for and as an inducement to Landlord to make this Lease with Tenant, the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, unconditionally and absolutely guarantees to Landlord, Landlord's successor and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the rules and regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned expressly waives and expressly agrees that the validity of this agreement and the obligations of the Guarantor hereunder shall in no event and in no manner be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of its sub Tenants and/or assignees or successors of any of the rights or remedies reserved to Landlord pursuant to the provisions of the within Lease. The undersigned further agrees to pay, on demand, all attorney fees, costs and other expenses, including court costs, incurred by Landlord in connection with the administration enforcement or collection of the obligations set forth in this Guaranty. The undersigned further agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, amendment, modification, hold over, assignment or extension of this Lease. As a further inducement to Landlord to make this Lease and in consideration thereof, Landlord and the undersigned agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this Lease or of this Guaranty, that Landlord and the undersigned shall and do hereby waive trial by jury.

Dated: 10/11/96
       --------

                                        Guarantor:



                                        CASA OLE RESTAURANTS, INC.

                                        By: /s/ STACEY M. RIFFE
                                           ----------------------
                                        Name: Stacey M. Riffe
                                             --------------------
                                        Title: Vice President
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                                        Address: 1135 Edgebrook
                                                -----------------
                                        Houston, TX 77034
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STATE OF TEXAS          )

COUNTY OF NUECES        )
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        Personally appeared before me, a Notary Public in and for said State,
Stacy Rife, of Casa Ole Restaurants, Inc., a Texas corporation, known personally by me, and being sworn, did dispose and say that s(he) executed the foregoing GUARANTY for and on behalf of said corporation by authority of its Board of Directors.

        WITNESS MY HAND AND THIS NOTARIAL SEAL this 11th day of October, 1996


[SEAL]
KELLEY LANDINI                          /s/ KELLEY LANDINI
Notary Public                           ------------------------------
STATE OF TEXAS                          Notary Public, State of Texas
My Comm. Exp. Nov. 26, 1998             Print Name: Kelley Landini
                                                    -------------------
                                        My Commission Expires: 11-26-98
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